Exhibit 10.13

THE UNITS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.
CERTAIN OF THE UNITS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.
_______________________________
DIAMOND GREEN DIESEL HOLDINGS LLC
________________________________
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated to be effective as of November 1, 2022

Page

ARTICLE I    DEFINITIONS    1
1.1    Certain Defined Terms    1
1.2    Interpretative Matters    16
ARTICLE II    ORGANIZATIONAL MATTERS    17
2.1    Formation of the Company    17
2.2    Limited Liability Company Agreement    17
2.3    Name    17
2.4    Purpose    17
2.5    Principal Office; Registered Office    18
2.6    Term    18
2.7    No State-Law Partnership    18
ARTICLE III    CAPITALIZATION; ADMISSION OF MEMBERS; CAPITAL ACCOUNTS     18
3.1    Capital Contributions    18
3.2    Required and Requested Additional Capital Contributions    19
3.3    Company Loan    20
3.4    Ownership and Issuance of Units    23
3.5    Additional Members    23
3.6    Negative Capital Accounts    24
3.7    No Withdrawal    24
3.8    Amendments to Schedule A    24
3.9    Voluntary Loans from Members    24
3.10    Usury Savings Clause    25
ARTICLE IV    DISTRIBUTIONS AND ALLOCATIONS    25
4.1    Distributions    25
4.2    General Application    27
4.3    General Allocations    27
4.4    Special Allocations    28
4.5    Allocation of Nonrecourse Liabilities    29
4.6    Transfer of Interest    29

i

(continued)
Page

4.7    Tax Allocations.    30
4.8    Unadmitted Assignees    31
ARTICLE V    RIGHTS AND DUTIES OF MEMBERS    31
5.1    Power and Authority of Members    31
5.2    Voting Rights; Voting Agreement; Proxy Voting Rights    31
5.3    Liabilities of Members    32
5.4    Future Ventures and Conflicts of Interest    33
5.5    Books and Records    34
5.6    Meetings of Members    35
5.7    Approval Rights of Members    37
5.8    Deadlock    39
5.9    Default Business Plan    40
ARTICLE VI    MANAGEMENT OF THE COMPANY    41
6.1    Board of Managers    41
6.2    Committees of the Board of Managers    45
6.3    Officers    46
6.4    Further Delegation of Authority    49
6.5    Fiduciary Duties    49
6.6    Performance of Duties; Liability of Managers and Officers    50
6.7    Interested Party Transactions    50
6.8    Adverse Matters    52
ARTICLE VII    TAX MATTERS    52
7.1    Preparation of Tax Returns    52
7.2    Tax Elections    53
7.3    Tax Classification of the Company    53
7.4    Tax Controversies    54
ARTICLE VIII    TRANSFER OF UNITS; SUBSTITUTE MEMBERS    55
8.1    Restrictions on Transfers of Units    55
8.2    Void Transfers    57

(continued)
Page

8.3    Substituted Member    57
8.4    Effect of Assignment    58
8.5    Additional Transfer Restrictions    58
8.6    Legend    58
8.7    Transfer Fees and Expenses    59
8.8    Date of Effectiveness    59
ARTICLE IX    PREEMPTIVE RIGHTS    59
9.1    Preemptive Rights    59
9.2    Hart-Scott-Rodino    60
ARTICLE X    DISSOLUTION AND LIQUIDATION    60
10.1    Dissolution    60
10.2    Liquidation and Termination    61
10.3    Cancellation of Certificate    63
10.4    Reasonable Time for Winding Up    63
10.5    Return of Capital    63
10.6    Material Breach    64
ARTICLE XI    CERTAIN AGREEMENTS    64
11.1    Approved Sale    64
11.2    Right of First Refusal    66
11.3    Approved Sale Requirements    68
11.4    Involuntary Transfers    69
11.5    Performance; Cooperation    70
11.6    Non-Solicitation    70
11.7    Insurance    71
11.8    Required Payments and Actions    71
ARTICLE XII     STANDARD OF CARE; EXCULPATION;
INDEMNIFICATION      71
12.1    Standard of Care    71
12.2    Exculpation    71
12.3    Indemnification    72

(continued)
Page

ARTICLE XIII    GENERAL PROVISIONS    74
13.1    Power of Attorney    74
13.2    Amendments    75
13.3    No Right of Partition    75
13.4    Remedies    75
13.5    Successors and Assigns    75
13.6    Severability    75
13.7    Counterparts    76
13.8    Applicable Law    76
13.9    Addresses and Notices    76
13.10    Creditors    76
13.11    Waiver    76
13.12    Further Action    76
13.13    Entire Agreement    76
13.14    Delivery by Facsimile    77
13.15    Survival    77
13.16    Public Disclosures    77
13.17    Reports    77
13.18    Exclusive Jurisdiction    79
13.19    Confidentiality    79
13.20    Arbitration; Dispute Resolution    80
13.21    Waiver of Jury Trial    80

DIAMOND GREEN DIESEL HOLDINGS LLC
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into by and among the Company and the Members as of November 1, 2022 (the “Effective Date”).
WHEREAS, on October 12, 2009 the Company was formed as a limited liability company under the Delaware Act, pursuant to a Certificate of Formation as filed with the Secretary of State of Delaware (as amended from time to time, the “Certificate”);
WHEREAS, on January 21, 2011, the parties hereto entered into the Company’s initial limited liability company agreement (the “Initial Agreement”);
WHEREAS, on May 31, 2011, the parties hereto entered into an Amended and Restated Limited Liability Company Agreement that amended and restated the Initial Agreement (the “First Amended and Restated LLC Agreement”);
WHEREAS, on May 1, 2019, the parties hereto entered into a Second Amended and Restated Limited Liability Company Agreement that amended and restated the First Amended and Restated LLC Agreement (the “Second Amended and Restated LLC Agreement”); and
WHEREAS, the Company and the Members wish to amend and restate the Second Amended and Restated LLC Agreement in the manner set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the following meanings:
“Accounting Manager” has the meaning set forth in Section 6.3(a).
“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 3.5.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
(a)    credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(b)    debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
“Affiliate” of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of in excess of 50% of such Person’s voting securities or the ability to seat a majority of the board or other governing body, by contract or otherwise, and (ii) if such Person is a partnership or limited liability company, any general partner or managing member thereof (as applicable) (and in the absence of a managing member, the Person having the ability to seat a majority of the board of managers or equivalent governing body, by contract or otherwise).
“Agreement” means this third amended and restated limited liability company agreement of the Company, as amended or modified from time to time in accordance with the terms hereof.
“Applicable Cure Percentage” has the meaning set forth in Section 3.3(c).
“Applicable Law” means any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, rule, ordinance, principle of common law, regulation, statute or treaty.
“Appraiser” has the meaning set forth in Section 11.4(f).
“Approved Sale” has the meaning set forth in Section 11.1(a).
“Approved Sale Notice” has the meaning set forth in Section 11.1(a).
“Approved Sale Report” has the meaning set forth in Section 11.1(c).
“Approved Sale Report Notice” has the meaning set forth in Section 11.1(d).
“Approved Sale Response Notice” has the meaning set forth in Section 11.1(a).
“Authorized Senior Executive Officer” means the natural Person designated in writing from time to time by each of the Darling Member and the Valero Member, respectively, as the authorized senior executive officer to resolve disputes arising from a Deadlock between the Members or Managers as set forth in Section 5.8, and as otherwise contemplated by this Agreement. The initial Authorized Senior Executive Officers for the Darling Member and the Valero Member are set forth on Exhibit A attached hereto.

“Base Rate” means, on any date, a rate per annum (to be determined as of the date the applicable amount is first owed and remain fixed at such rate) equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large United States money center banks.
“BBA” means U.S. Public Law 114-74, the Bipartisan Budget Act of 2015.
“Board of Managers” has the meaning set forth in Section 6.1(a).
“Book Item” has the meaning set forth in Section 4.7(a)(i).
“Business” means (i) the business of acquiring raw material and producing biomass-based diesel, biomass-based jet fuel and biomass-based naphtha and byproducts thereof through the use of a hydrotreating plus isomerization process at the Facilities, and marketing and selling such diesel, naphtha and byproducts, and (ii) any other line of business that may be approved by written consent of the Members holding Units representing at least 90% of the Units held by all Members, in accordance with Section 5.7(c).
“Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by Applicable Law or executive order to close.
“Business Plan” means the then-current annual business plan for the Company and its Subsidiaries, including a detailed budget and capital expenditures schedule, as approved by a Supermajority Interest and as it may be amended or revised from time to time, in each case in accordance with Section 5.7.
“Capital Account” means, with respect to any Member, the capital account maintained for such Member in accordance with the following provisions:
(a)    to each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Net Income and any item in the nature of income or gain which is specially allocated pursuant to Section 4.4, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member;
(b)    to each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Loss and any item in the nature of expense or loss which is specially allocated pursuant to Section 4.4, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;
(c)    in the event all or a portion of an interest in the Company is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent that it relates to the Transferred interest; and

(d)    in determining the amount of any liability for purposes of subdivisions (a) and (b) there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations.
The foregoing provision and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations, notwithstanding any different treatment under GAAP (e.g. in the statement of members’ equity).
“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Gross Asset Value of other property that a Member contributes to the Company (reduced by the amount of any liabilities of such Member assumed by the Company in connection with such contribution or which are secured by the property contributed) with respect to any Unit or Equity Securities issued pursuant to this Agreement.
“Certificate” has the meaning set forth in the recitals.
“Chairman” has the meaning set forth in Section 6.3(a).
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commercial Manager” has the meaning set forth in Section 6.3(a).
“Company” means Diamond Green Diesel Holdings LLC, a Delaware limited liability company (formerly known as Diamond Green Fuels Holdings LLC).
“Company Interests” has the meaning set forth in Section 11.2(a).
“Company Loan” has the meaning set forth in Section 3.3(a).
“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Company Option Period” has the meaning set forth in Section 11.4(b).
“Company Sale” means any transaction or series of related transactions involving the sale or Transfer to any Person of (i) all of the outstanding Units and Equity Securities or (ii) all or substantially all of the Company’s assets determined on a consolidated basis with all Subsidiaries of the Company, in each case whether by merger, consolidation, reorganization, reclassification, sale of assets or otherwise, but shall not include a customary pledge of the Company’s assets to secure a term or working capital loan from a commercial lending institution that is not an Affiliate of a Member.
“Covered Person” has the meaning set forth in Section 12.2.
“Culpable Acts” means, with respect to any Person, fraud, bad faith, willful misconduct or misappropriation of funds by such Person, or the breach by such Person of the standard of care set forth in Section 12.1.

“Cured Amount” has the meaning set forth in Section 3.3(c).
“Darling Improvements” has the meaning set forth in Section 10.2(c)(ii)(A).
“Darling Manager” has the meaning set forth in Section 5.2(b)(i)(A).
“Darling Member” means Darling Green Energy LLC, a Delaware limited liability company, and any successor or assign of its Units that is admitted as a Member and designated as the Darling Member on Schedule A.
“Darling Parent” means Darling Ingredients Inc., a Delaware corporation (f/k/a Darling International Inc.), and any successor entity.
“Deadlock” has the meaning set forth in Section 5.8(a).
“Defaulting Member” has the meaning set forth in Section 3.2(c).
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.
“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for United States federal income Tax purposes with respect to an asset for such Fiscal Year, except that (i) with respect to any asset the Gross Asset Value of which differs from its adjusted Tax basis for federal income Tax purposes at the beginning of such Fiscal Year and which difference is being eliminated by use of the “remedial method” as defined by Regulations Section 1.704-3(d), Depreciation for such Fiscal Year shall be the amount of book basis recovered for such Fiscal Year under the rules prescribed by Regulations Section 1.704-3(d)(2) and (ii) with respect to any other asset the Gross Asset Value of which differs from its adjusted Tax basis for federal income Tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income Tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted Tax basis; provided, however, that in the case of clause (ii), if the adjusted Tax basis for federal income Tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be an amount determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.
“Depreciation Recapture” has the meaning set forth in Section 4.7(a)(ii)(B).
“DGD” means Diamond Green Diesel LLC, a Delaware limited liability company.
“Dispute” has the meaning set forth in Section 13.20.
“Distribution” means each distribution made by the Company to a Member in its capacity as such, whether in cash, property or securities of the Company and whether by liquidating distribution, redemption, repurchase or otherwise; provided that none of the following shall be a Distribution: (i) any recapitalization or exchange of securities of the Company, and any subdivision (by split or otherwise) or any combination (by reverse split or otherwise) of any outstanding Units or Equity Securities; (ii) payments by DGD to Darling Parent or any Affiliate of Darling Parent pursuant to the terms of the Raw Material Supply Agreement, or to Valero Parent or any Affiliate of Valero Parent pursuant to the terms of the Valero Support Agreements; and (iii) payments by DGD to either or both of the Members pursuant to the terms of the Members Working Capital Facility, as such agreements may be amended from time to time.
“Effective Date” has the meaning set forth in the preamble to this Agreement.
“Equity Securities” has the meaning set forth in Section 3.4(b).
“Event of Withdrawal” means the bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.
“Excess New Securities” has the meaning set forth in Section 9.1(d).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.
“Facilities” means, collectively, the St. Charles Facility, the Port Arthur Facility and any New Facility the Members may authorize in accordance with the terms of this Agreement at any time after the Effective Date, and “Facility” means any one of the foregoing.
“Failed Contribution Amount” has the meaning set forth in Section 3.3(a).
“Failed Contribution Company Loan” has the meaning set forth in Section 3.3(a).
“Fair Market Value” means, with respect to any publicly traded securities: (i) if the securities are listed on one or more national securities exchanges or a similarly liquid non-United States securities exchange, the fair market value of such securities shall be the volume-weighted average of the closing prices as reported for composite transactions on the primary exchange or market for such securities during the ten consecutive trading days preceding the trading day immediately prior to the date of valuation; or (ii) if the securities are traded over-the-counter (other than on a liquid non-United States securities exchange), the fair market value of such securities shall be the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the ten consecutive trading days preceding the trading day immediately prior to the date of valuation, as quoted on the National Association of Securities Dealers Automated Quotation System or equivalent generally accepted reporting service; provided, further, that any security that is publicly traded but is subject to contractual or regulatory restrictions on marketability or transfer shall be valued at such discount from the values described in the foregoing proviso as the Board of Managers deems appropriate, taking into account all restrictions on marketability or transfer of such security. For purposes of determining the fair market value of assets or property other than publicly traded securities addressed in the prior sentence, the term “Fair Market Value” means the most probable price in terms of money that such asset would bring at a fair sale for its highest reasonable use, determined in a commercially reasonable manner, and where the title to such asset will pass from the seller to the buyer with (i) each of the buyer and the seller acting prudently and knowledgeably, (ii) the price not being affected by any undue stimulus,

(iii) neither the buyer nor seller being under compulsion to sell or buy such asset, (iv) each of the buyer and the seller being typically motivated, well-informed and advised and acting in what it considers to be its best interests, (v) a reasonable period of time being allowed for exposure of such asset in the open market and (vi) the payment of the purchase price being made in cash. In determining the Fair Market Value of any such asset, there shall be taken into account, as appropriate, all liabilities relating to such asset to the extent that they are secured by a lien on such asset (and such lien is not released prior to the transfer of such assets in connection with the subject transaction) or that would otherwise encumber such asset in the hands of the buyer.
“Family Group” means, for any Person who is a natural person, such Person’s spouse, descendants (whether natural or adopted), siblings, parents or spouse’s parents, and any trust, limited liability company or partnership solely for the benefit of such Person or such Person’s spouse, descendants, siblings, parents or spouse’s parents.
“First Anniversary Date” means (i) with respect to a Non-Defaulting Member Company Loan, the first anniversary of the date such Company Loan was deemed made or (ii) with respect to a Failed Contribution Company Loan, the first anniversary of the date the corresponding Non-Defaulting Member Company Loan was deemed made.
“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Board of Managers.
“Fiscal Year” means the calendar year or such other annual accounting period as may be established by the Board of Managers and approved pursuant to Section 5.7(a), except that if the Company is required under the Code to use a Taxable Year other than a calendar year or the other annual accounting period so established by the Board of Managers, then Fiscal Year means such Taxable Year.
“Forced Sale Offer” has the meaning set forth in Section 11.2(a).
“Forced Sale Offeror” has the meaning set forth in Section 11.2(a).
“GAAP” means generally accepted accounting principles as used in the United States from time to time, applied on a consistent basis from period to period, and any subsequent system and compilation of accounting principles adopted for general use by registrants filing reports pursuant to the Exchange Act, as it may be amended or supplanted.
“Governmental Entity” means the United States or any other nation, any state, territory or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:
(a)    the Gross Asset Value of any asset contributed by a Member to the Company is the Fair Market Value of such asset as determined at the time of contribution;

(b)    the Gross Asset Value of all Company assets shall be adjusted to equal their respective Fair Market Values, as determined by the Board of Managers, as of the following times:  (i) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member; and (iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and
(c)    the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the Fair Market Value of such asset on the date of distribution as determined by the Board of Managers.
If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income or Net Loss.
“HSR Act” has the meaning set forth in Section 9.2.
“Improvements” has the meaning set forth in Section 10.2(c)(i)(A).
“Initial Agreement” has the meaning set forth in the recitals.
“Intellectual Property” means all intellectual property and industrial property rights and related priority rights throughout the world, whether protected, created or arising under the Applicable Laws of the United States or any other jurisdiction or under any international convention, including all: (i) patents and patent applications, including all continuations, continuations-in-part, divisionals and provisionals and all patents issuing on any of the foregoing, and all reissues, reexaminations, substitutions, renewals and extensions of any of the foregoing (“Patents”); (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source or business identifiers (whether registered or unregistered), together with the goodwill associated with any of the foregoing, and all registrations, applications for registration, renewals and extensions of any of the foregoing; (iii) copyrights and works of authorship (whether registered or unregistered) and moral rights, and all registrations, applications for registration, renewals, extensions and reversions of any of the foregoing; (iv) trade secrets and all intellectual property rights in or to confidential and proprietary information, know-how or Technology, in each case excluding any rights in respect of any of the foregoing in this subclause (iv) that comprise or are protected by issued Patents or published Patent applications; and (v) domain names, together with the goodwill associated therewith, and all registrations, applications for registration, renewals and extensions of any of the foregoing.

“Lease Agreements” means, collectively, the Port Arthur Lease and the St. Charles Lease.
“Majority Interest” means the Members holding Units representing more than fifty percent (50%) of the Units held by all of the Members of the Company (expressly excluding any Units held by any Unadmitted Assignee and any Equity Securities that are not Units).
“Management Dispute” has the meaning set forth in Section 5.8(d).
“Manager” has the meaning set forth in Section 6.1(a).
“Mediation” has the meaning set forth in Section 5.8(a).
“Member” means each Person holding Units and any Person admitted to the Company as a Substituted Member or Additional Member, but only for so long as such Person is the owner of one or more Units, and expressly excluding Unadmitted Assignees except as set forth in the following sentence. Solely for purposes of (i) allocations and distributions in Article IV and Section 10.2, (ii) the right to make voluntary loans pursuant to Section 3.9, (iii) the right to receive Tax filing information pursuant to Sections 13.17(b)(i), 13.17(c) and 13.17(d), but only to the extent required for a Tax filing, (iv) the obligation to make Required Additional Capital Contributions under Section 3.2, (v) the right to make Requested Additional Capital Contributions under Section 3.2, and (vi) the restrictions and obligations (but not the rights) with respect to the Transfer of Units pursuant to Articles VIII and XI, the term “Member” shall also include any Unadmitted Assignee.
“Member Loans” means loans made by the Members to DGD under the Members Working Capital Facility.
“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each tranche of Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Member Officer” means any Officer who is also a Manager.
“Members Working Capital Facility” means that certain Revolving Loan Agreement dated as of May 1, 2019, among DGD, Darling Member and Valero Member, as the same may be amended, modified, renewed, extended or amended and restated from time to time, together with any replacement revolving loan agreement (or the equivalent) that may hereafter be entered into by all of the Members, as lenders thereunder, and DGD, as borrower thereunder.
“Members’ Unit Register” has the meaning set forth in Section 5.5.
“Net Income” and “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s Taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in Taxable income or loss) with the following adjustments:
(a)    any income of the Company that is exempt from U.S. federal income Tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be added to such income or loss;

(b)    any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be subtracted from such Taxable income or loss;
(c)    in the event the Gross Asset Value of any Company asset is adjusted pursuant to subdivisions (b) or (c) of the definition of “Gross Asset Value”, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;
(d)    gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for U.S. federal income Tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted Tax basis of such property for U.S. federal income tax purposes differs from its Gross Asset Value;
(e)    in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such Taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation”; and
(f)    any items which are specially allocated pursuant to the provisions of Section 4.4 shall not be taken into account in computing Net Income or Net Loss.
“New Facility” means (i) the Port Arthur Facility, (ii) any other biomass-based transportation fuel manufacturing facility that the Members may hereafter authorize and agree, in accordance with the terms of this Agreement, to cause the Company, DGD or any other Subsidiary of the Company to construct, and (iii) any expansion of a Facility that has been duly authorized by the Members in accordance with the terms of this Agreement, if the estimated cost for the design, construction, installation and placement into service of such expansion will exceed $500,000,000.
“New Securities” means any (i) Units, (ii) Equity Securities or (iii) securities of any other type whatsoever (including securities convertible into Units or Equity Securities, debt obligations (whether or not convertible into Units or Equity Securities) and contractual rights to receive payments, such as “phantom” stock or stock appreciation rights, where the amount thereof is determined by reference to fair market or equity value of the Company or any Units or Equity Securities approved for issuance by a Supermajority Interest); provided that “New Securities” shall not include (A) Units or Equity Securities issued pro rata as a Distribution or split of any Units or Equity Securities of the Company then outstanding, (B) Units or Equity Securities issued as consideration in any merger, amalgamation, consolidation, acquisition or joint venture with or into another business enterprise approved by the Board of Managers or (C) Units issued to the Darling Member or the Valero Member in accordance with Section 3.4(c). As applied to a Subsidiary of the Company, the term “New Securities” shall have a correlative meaning.
“New Securities Price” has the meaning set forth in Section 9.1(a).
“Non-Defaulting Member” has the meaning set forth in Section 3.2(c).
“Non-Defaulting Member Company Loan” has the meaning set forth in Section 3.3(a).
“Non-Triggering Member” has the meaning set forth in Section 11.1(a).
“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1) and 1.704-2(c).
“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).
“Nonsubject Member” has the meaning set forth in Section 11.4(a).
“Officers” has the meaning set forth in Section 6.3(a).
“Operations Agreement” means that certain Operations Agreement of even date herewith between DGD and Diamond Renewable Operations LLC, as amended, modified or amended and restated from time to time.
“Operations Manager” has the meaning set forth in Section 6.3(a).
“Opportunity” has the meaning set forth in Section 5.4(b).
“Order” means any award, decision, injunction, judgment, order, ruling or subpoena issued, made or rendered by any Governmental Entity.
“Owned Intellectual Property” has the meaning set forth in Section 10.2(c).
“Partnership Representative” has the meaning given such term in Section 6223 of the Code.
“Permitted Transferees” has the meaning set forth in Section 8.1(b).
“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.
“Port Arthur Facility” means the approximately 35,000 barrel per day (design feed) biomass-based diesel and naphtha production facility that DGD is in the process of constructing in Port Arthur, Texas as of the Effective Date.

“Port Arthur Facility Commencement Date” means the date on which the Port Arthur Facility is complete and operational and producing on-specification renewable diesel at planned rates.

“Port Arthur Lease” means that certain Lease Agreement dated February 1, 2021, by and between Premcor and DGD, covering land adjacent to the Port Arthur Refinery on which the Port Arthur Facility is located, as the same may be amended, modified or amended and restated from time to time.
“Port Arthur Product Offtake Agreement” means that certain Product Offtake Agreement of even date herewith between DGD and VMSC, pursuant to which VMSC will periodically purchase light ends produced by the Port Arthur Facility, as the same may be amended, modified or amended and restated from time to time.

“Port Arthur Refinery” means the refinery in Port Arthur, Texas currently owned by Premcor and adjacent to the Premcor Facility.

“Port Arthur Services and Utilities Supply Agreement” means that certain Services and Utilities Supply Agreement dated as of September 1, 2022, by and between DGD and Premcor, pursuant to which Premcor will supply certain utilities and services to DGD and vice-versa, as the same may be amended, modified or amended and restated from time to time.
“Preemptive Exercise Notice” has the meaning set forth in Section 9.1(b).
“Preemptive Notice” has the meaning set forth in Section 9.1(a).
“Premcor” means The Premcor Refining Group Inc., a Delaware corporation, and its successors.
“Product Offtake Agreements” means, collectively, the Port Arthur Product Offtake Agreement and the St. Charles Product Offtake Agreement.
“Project Execution Plan” means DGD’s project execution plan for the construction of a New Facility, as approved by a Supermajority Interest and as it may be amended or revised from time to time, in each case in accordance with Section 5.7(c).
“Raw Material Supply Agreement” means that certain Raw Material Supply Agreement date May 31, 2011, by and between DGD and Darling Parent, as amended, modified or amended and restated from time to time.
“Refinery” means either the Port Arthur Refinery or the St. Charles Refinery, as context may require.
“Related Party Agreement” means any contract (whether or not in writing) between the Company or any Subsidiary of the Company, on the one hand, and Darling Parent, Valero Parent or any of their respective Affiliates, on the other hand.

“Regulations” means the Income Tax Regulations promulgated under the Code, as amended from time to time.
“Requested Additional Capital Contribution” has the meaning set forth in Section 3.2(b).
“Requested Additional Capital Contribution Notice” has the meaning set forth in Section 3.2(b).

“Required Additional Capital Contribution” has the meaning set forth in Section 3.2(a).
“Required Additional Capital Contribution Notice” has the meaning set forth in Section 3.2(a).
“Required Interest” means the Members holding the applicable Units required to authorize or approve the relevant act of the Company, including Majority Interest or Supermajority Interest.
“Requisite Public Disclosure” has the meaning set forth in Section 13.16.
“ROFR Acceptance Period” has the meaning set forth in Section 11.2(b).
“ROFR Offer” has the meaning set forth in Section 11.2(b).
“ROFR Offer Notice” has the meaning set forth in Section 11.2(b).
“Sale Contract” has the meaning set forth in Section 11.3(a).
“SEC” means the Securities and Exchange Commission.
“Secretary” has the meaning set forth in Section 6.3(a).
“Services and Utilities Supply Agreements” means, collectively, the Port Arthur Services and Utilities Supply Agreement and the St. Charles Services and Utilities Supply Agreement.
“St. Charles Facility” means the approximately 52,000 barrel per day (design feed) biomass-based diesel and naphtha production facility owned by DGD and in operation as of the Effective Date in St. Charles Parish, Louisiana.
“St. Charles Lease” means that certain Amended and Restated Lease Agreement dated August 1, 2021, by and between Valero Refining-New Orleans, L.L.C. and DGD, covering land adjacent to the St. Charles Refinery on which the St. Charles Facility is located, as the same may be amended, modified or amended and restated from time to time.
“St. Charles Product Offtake Agreement” means that certain Product Offtake Agreement dated October 1, 2021, by and between DGD and VMSC, as the same may be amended, modified or amended and restated from time to time.
“St. Charles Refinery” means the refinery in Norco, Louisiana currently owned by Valero Refining-New Orleans, L.L.C. and adjacent to the St. Charles Facility.

“St. Charles Services and Utilities Supply Agreement” means that certain Amended and Restated Services and Utilities Supply Agreement dated October 1, 2021, by and between DGD and Valero Refining-New Orleans, L.L.C., as the same may be amended, modified or amended and restated from time to time.
“Subject Member” has the meaning set forth in Section 11.4(a).

“Subject Units” has the meaning set forth in Section 11.4(a).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity or have, through contract or otherwise, the ability to seat a majority of the board or other governing body of such entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 8.3(a).
“Supermajority Interest” means the Members holding Units representing more than seventy-five percent (75%) of the Units held by all of the Members of the Company (expressly excluding any Units held by any Unadmitted Assignee).
“Tax” or “Taxes” means (i) any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, (ii) any interest, penalties or additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clause (i) and/or (ii) payable by reason of contract, assumption, successor or transferee liability, operation of law, Treasury Regulations section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Applicable Law) or otherwise.

“Taxable” means, when referring to any item of income, gain, loss or deduction, the amount of such income, gain, loss or deduction computed according to applicable provisions of the Code or, where applicable, state or local law.
“Tax Distribution” has the meaning set forth in Section 4.1(a).
“Tax Matters Partner” has the meaning that was set forth in Section 6231 of the Code prior to the amendments to the Code effected by the BBA.
“Taxable Year” means the taxable year of the Company determined under Section 441(b) of the Code or under any comparable provision of state or local law, as applicable.
“Taxing Authority” means the United States Internal Revenue Service or any other Governmental Entity responsible for the administration, assessment or collection of any Tax.
“Technology” means all technology, software (including, without limitation, object code and source code), designs, formulae, algorithms, procedures, methods, discoveries, processes, techniques, ideas, know-how, research and development, technical data, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship in any media, confidential, proprietary or non-public information and other similar materials, and all recordings, graphs, drawings, reports, analyses and other writings, and other tangible embodiments of any of the foregoing in any form whether or not listed herein.
“Terminating Event” has the meaning set forth in Section 11.4(a).
“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof. The terms “Transferee,” “Transferor,” “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.
“Triggering Member” has the meaning set forth in Section 11.1(a).
“Triggering Member Sale” has the meaning set forth in Section 11.1(a).
“Unadmitted Assignee” has the meaning set forth in Section 3.5(b).
“Units” has the meaning set forth in Section 3.4(a).
“Unit Percentage” means, as to any Member (or Unadmitted Assignee), the percentage obtained by dividing the number of Units owned by such Member (or Unadmitted Assignee) by the total number of Units owned by all Members and Unadmitted Assignees.
“United States” and “U.S.” mean the United States of America.
“Unreturned Capital Amount” means, for any Member, as of any time of determination, an amount equal to the excess, if any, of (i) the aggregate Capital Contributions made with respect to all Units then held by such Member (whether made by the Member or any predecessor owner of the Units) prior to such time, over (ii) the aggregate amount of Distributions made (or deemed made) by the Company with respect to such Units (and whether made to such Member or any predecessor owner of the Units) under Section 4.1(b)(i) prior to such time.
“UOP License” has the meaning set forth in Section 10.2(d).
“Valero Support Agreements” means the Lease Agreements, the Product Offtake Agreements, the Services and Utilities Supply Agreements, the Operations Agreement, and any other agreement that may be entered into between DGD or the Company, on the one hand, and the Valero Member or any of its Affiliates, on the other hand, that provides for the Valero Member or its Affiliate to provide services, utilities and/or infrastructure that are critical to the operation of any Facility, provided that the written consent of the Members approving such agreement in accordance with Section 5.7(c) expressly states that the Members intend for such agreement to constitute a Valero Support Agreement hereunder.
“Valero Improvements” has the meaning set forth in Section 10.2(c)(ii)(B).
“Valero Manager” has the meaning set forth in Section 5.2(b)(i)(B).
“Valero Member” means Diamond Alternative Energy, LLC, a Delaware limited liability company, and any successor or assign of its Units that is admitted as a Member and designated as the Valero Member on Schedule A.
“Valero Parent” means Valero Energy Corporation, a Delaware corporation, and any successor entity.
“Venture” has the meaning set forth in Section 5.4(a).
“Venturee” has the meaning set forth in Section 5.4(a).
“Venturer” has the meaning set forth in Section 5.4(a).
“VMSC” means Valero Marketing and Supply Company, a Delaware corporation, and any successor entity.
1.2Interpretative Matters. In this Agreement, unless otherwise specified or where the context otherwise requires:
(a)the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;
(b)words importing any gender shall include other genders;
(c)words importing the singular only shall include the plural and vice versa;

(d)the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;
(e)the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;references to “Articles,” “Sections,” “Exhibits” or “Schedules” shall be to Articles, Sections, Exhibits or Schedules of or to this Agreement;
(f)references to any Person include the permitted successors and assigns of such Person;
(g)except as otherwise expressly provided herein, wherever a conflict exists between this Agreement and any other agreement referenced herein, this Agreement shall control but solely to the extent of such conflict;
(h)references to any agreement or contract, unless otherwise stated, are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and
(i)the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
ARTICLE II
ORGANIZATIONAL MATTERS
2.1    Formation of the Company. The Company was formed on October 12, 2009 pursuant to the provisions of the Delaware Act.
2.2    Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act.
2.3    Name. The name of the Company shall be “Diamond Green Diesel Holdings LLC”. A Supermajority Interest may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all Members. The business of the Company may be conducted under its name or any other name or names deemed advisable by a Supermajority Interest.
2.4    Purpose. The purposes and business of the Company shall be to, directly or indirectly through a Subsidiary, (i) construct, own, develop, operate, maintain, and finance and refinance the Facilities, and engage in the Business, (ii) incur debt and issue notes, the net proceeds of which shall be used to develop, construct and operate the Facilities, (iii) enter into purchase or underwriting agreements, financing documents, and similar or related agreements as required to engage in or related to the activities listed in clauses (i) and (ii) above, (iv) enter into agreements related to or in connection with the foregoing purposes or necessary to carry out the foregoing purposes, (v) exercise all rights and powers granted to the Company under this Agreement and any other agreements contemplated hereby, as the same may be amended from time to time, (vi) exercise powers permitted to limited liability companies under the laws of the State of Delaware that are connected with the foregoing purposes, (vii) conduct such other activities as may be necessary or desirable to further the Business or the foregoing purposes and (viii) engage in any other lawful act or activity for which limited liability companies may be organized under the Delaware Act.
2.5    Principal Office; Registered Office. The principal office of the Company initially shall be located at One Valero Way, San Antonio, Texas 78249 and may be at any such other place as the Board of Managers may from time to time designate. All business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Board of Managers deems advisable. The address of the registered office of the Company in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company.
2.6    Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination, winding up, dissolution and liquidation thereof in accordance with the provisions of Article X.
2.7    No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income Tax purposes, and that each Member and the Company shall file all Tax returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment.
ARTICLE III
CAPITALIZATION; ADMISSION OF MEMBERS; CAPITAL ACCOUNTS
3.1    Capital Contributions. Except as provided in Section 3.2, no Member shall be required to make any additional Capital Contributions to the Company. In addition, except as provided in Section 3.2, no Member shall be permitted to make any additional Capital Contributions to the Company without the approval, consent or determination of the whole Board of Managers.

3.2    Required and Requested Additional Capital Contributions.
(a)Required Additional Capital Contributions. Subject to the limitations set forth in this Section 3.2, the Members shall make the following Capital Contributions, pro rata based on their respective Unit Percentages, to the Company (the “Required Additional Capital Contributions”):
(i)to the extent DGD is unable to fund such amounts out of its then available cash on hand or borrowings, all amounts set forth in the Project Execution Plan to be incurred by DGD to design, construct, install and place in service any New Facility;
(ii)to the extent DGD is unable to fund such amounts out of its then available cash on hand or borrowings, any amounts necessary to fund the initial incremental working capital needed for the operation of any New Facility, as set forth in the operating budget that includes the first 12 months of operation of the New Facility as set forth in the Business Plan as adopted by the Members (it being agreed that any additional working capital that may thereinafter be needed shall not be funded by any Required Additional Capital Contribution but rather by Requested Additional Capital Contributions);
(iii)any amounts necessary to fund capital expenditures required to comply with any Applicable Law or Order; and
(iv)any amounts necessary to fund any capital expenditures necessary to address any safety concerns at, and any required capitalized maintenance of, the Facilities (including catalyst replacement).
Except for Required Additional Capital Contributions mandated by the provisions of Exhibit D, the amount of each Required Additional Capital Contribution shall be determined by the Board of Managers. On each occasion that the Board of Managers determines to make a call for the Members to make a Required Additional Capital Contribution pursuant to this Section 3.2(a), the Board of Managers shall deliver to each such Member a written notice (the “Required Additional Capital Contribution Notice”), which shall include (i) the aggregate amount of Required Additional Capital Contributions required and the respective Member’s share thereof (which shall be calculated assuming each Member will participate fully and pro rata based on the Unit Percentage of such Member), (ii) the date by which such Capital Contributions are required to be funded (which date shall be no earlier than 20 Business Days after delivery of the Required Additional Capital Contribution Notice, (iii) the depositary institution and account of the Company into which such additional Capital Contributions shall be made, and (iv) reasonable detail as to the purpose and intended use of such Capital Contribution. Each such Member shall deposit its Required Additional Capital Contribution, if any, by wire transfer of immediately available funds to the designated depositary institution and account of the Company on or before the date set forth in the Required Additional Capital Contribution Notice. For the avoidance of doubt, no Required Additional Capital Contribution Notice shall be necessary for any Required Additional Capital Contribution mandated by the provisions of Exhibit D.

(b)Requested Additional Capital Contributions. Subject to the limitations set forth in this Section 3.2, the Company may from time to time request that each Member make Capital Contributions to the Company, pro rata based on the Unit Percentage of such Member, when and if a Supermajority Interest determines to call for such Capital Contributions in accordance with this Agreement (each, a “Requested Additional Capital Contribution”). On each occasion that the Board of Managers calls, pursuant to this Section 3.2(b), for the Members to make a Requested Additional Capital Contribution, the Board of Managers shall deliver to each such Member a written notice (the “Requested Additional Capital Contribution Notice”), which shall include (i) the aggregate amount of Requested Additional Capital Contributions requested and the respective Member’s share thereof (which shall be calculated assuming each Member will participate fully and pro rata based on the Unit Percentage of such Member), (ii) the date by which such Capital Contributions are required to be funded (which date shall be no earlier than 20 Business Days after delivery of the Requested Additional Capital Contribution Notice), (iii) the depositary institution and account of the Company into which such additional Capital Contributions shall be made, and (iv) reasonable detail as to the purpose and intended use of such Capital Contribution. Each such Member shall deposit its Requested Additional Capital Contribution, if any, by wire transfer of immediately available funds to the designated depositary institution and account of the Company on or before the date set forth in the Requested Additional Capital Contribution Notice.
(c)Defaulting Member. The failure of a Member to make any Required Additional Capital Contribution or Requested Additional Capital Contribution (a “Defaulting Member”), in accordance with the provisions of this Agreement and as set forth in the applicable notice to such Member, shall give the non-defaulting Member (the “Non-Defaulting Member”) the right (but not the obligation) to make a Failed Contribution Company Loan as described in and in accordance with Section 3.3. In the event that a Member fails to make any Required Additional Capital Contribution pursuant to Section 3.2(a)(i)-(v), the Company may pursue and enforce all rights and remedies the Company may have against such Defaulting Member with respect thereto, including commencing a lawsuit to collect the overdue amount and any other amount due to the Company with interest calculated thereon at a rate equal to the Base Rate plus five percentage points per annum (computed on the basis of a 360-day year and actual days elapsed, compounded monthly on the first day of each calendar month). The failure of a Member to make a Requested Additional Capital Contribution pursuant to Section 3.2(b) or a Required Additional Capital Contribution pursuant to Section 3.2(a)(vi) or (vii) shall not constitute a default or breach by the Defaulting Member under this Agreement.
(d)Unadmitted Assignees. For purposes of the obligation to make Required Additional Capital Contributions and the obligation to make Requested Additional Capital Contributions in this Section 3.2, the term “Member” shall include any Unadmitted Assignee.
3.3    Company Loan.
(a)If any Member does not fund a Required Additional Capital Contribution in accordance with Section 3.2(a) or a Requested Additional Capital Contribution in accordance with Section 3.2(b), then, provided the Non-Defaulting Member has funded its Required Additional Capital Contribution or Requested Additional Capital Contribution, as the case may be, (i) the entire amount of the Required Additional Capital Contribution or Requested

Additional Capital Contribution, as the case may be, made by the Non-Defaulting Member shall be deemed a loan to the Company (such loan is referred to herein as a “Non-Defaulting Member Company Loan”), and (ii) the Non-Defaulting Member (which shall expressly not include any Unadmitted Assignees) shall have the right (but not the obligation) to make a loan to the Company in the amount of the Defaulting Member’s entire Required Additional Capital Contribution or Requested Additional Capital Contribution, as the case may be (the amount of the Defaulting Member’s failed Capital Contribution is referred to herein as the “Failed Contribution Amount” and any loan made to the Company by the Non-Defaulting Member with respect to such Failed Contribution Amount is referred to herein as a “Failed Contribution Company Loan” and the Failed Contribution Company Loans together with the Non-Defaulting Member Company Loans are referred to herein as the “Company Loans”), in each case with recourse solely to the Company and its assets. Any Company Loan shall be expressly subordinated to all Member Loans and to any senior credit facility of the Company to the extent required by such senior credit facility, and the Defaulting Member shall bear all reasonable and customary costs and expenses related thereto and to the negotiation and documentation thereof, including reasonable fees and expenses of the counsel and accountants of the Company and the Member making such Company Loan. Any Company Loan shall not be treated as a Capital Contribution by the Member making such Company Loan and shall not increase the Capital Account of such Member or result in any adjustment to the number of Units held by any Member unless and until such Company Loan (or portion thereof) is converted to a Capital Contribution in accordance with Section 3.3(b) or 3.3(c). Subject to the earlier conversion of a Company Loan into a Capital Contribution pursuant to Section 3.3(c), each Company Loan shall have an initial term ending on the applicable First Anniversary Date (and no principal or interest shall be prepayable or paid with respect thereto during such initial period other than in connection with the conversion thereof to a Capital Contribution pursuant to Section 3.3(c) or as otherwise consented to by both Members), or longer if determined by the Board of Managers and consented to by the Non-Defaulting Member, and shall bear interest at a rate equal to the Base Rate plus five percentage points per annum (computed on the basis of a 360-day year and actual days elapsed, compounded monthly on the first day of each calendar month). All payments on all Company Loans shall be applied first to accrued interest on all Company Loans, then to unpaid principal. With respect to Company Loans outstanding 12 months or more, (i) payments on account of interest on such Company Loans shall be made on a “last in, first out” basis so that the accrued interest on the most recent Company Loan is paid first and (ii) principal payments on such Company Loans shall be made on a “last in, first out” basis so that the most recent Company Loan is repaid first. Company Loans shall be repaid as quickly as practicable taking into account any restrictions under any then-existing senior credit facility. Notwithstanding anything to the contrary herein, no Member Loan shall constitute a Company Loan.
(b)    In the event that a Non-Defaulting Member makes or is deemed to have made a Company Loan in accordance with Section 3.3(a), and such Company Loan remains outstanding, in whole or in part, on the applicable First Anniversary Date, then such Non-Defaulting Member may elect at any time on or after such First Anniversary Date, in its sole discretion by written notice to the Company and the Defaulting Member, to convert all or part of the then-outstanding principal and accrued and unpaid interest of such Company Loan into a Capital Contribution (thereby increasing such Member’s Capital Account) and such Non-Defaulting Member shall be issued additional Units automatically in accordance with Section 3.4(c).

(c)    At any time prior to the applicable First Anniversary Date of a Company Loan, the Defaulting Member may cure or partially cure its default with respect to the related Failed Contribution Amount by making one or more payments, in an aggregate amount up to its Failed Contribution Amount plus interest thereon from the date of the related Company Loan at a rate equal to the Base Rate plus five percentage points per annum (computed on the basis of a 360-day year and actual days elapsed, compounded monthly on the first day of each calendar month) (each amount paid by such Defaulting Member is referred to as a “Cured Amount”), as follows:
(i)If the Non-Defaulting Member exercised its right to make a Failed Contribution Company Loan with respect to the default being cured, then the Defaulting Member shall make any such payments of a Cured Amount to the Non-Defaulting Member in exchange for the automatic assignment by such Non-Defaulting Member to the Defaulting Member of the right to receive payment from the Company of a portion of the then-outstanding principal and accrued and unpaid interest under the Failed Contribution Company Loan equal to the applicable Cured Amount. Concurrently with the receipt by the Non-Defaulting Member of each such payment of a Cured Amount, the portion of the then-outstanding principal and accrued and unpaid interest under the Failed Contribution Company Loan assigned to the Defaulting Member in accordance with the preceding sentence shall automatically convert into a Capital Contribution by the Defaulting Member (thereby increasing such Member’s Capital Account) and that portion of the then-outstanding principal and accrued and unpaid interest under the related Non-Defaulting Member Company Loan equal to such Cured Amount multiplied by the Applicable Cure Percentage shall automatically convert into a Capital Contribution by the Non-Defaulting Member (thereby increasing such Member’s Capital Account) and the Non-Defaulting Member and the Defaulting Member shall be issued additional Units automatically in accordance with Section 3.4(c).
(ii)If the Non-Defaulting Member did not exercise its right to make a Failed Contribution Company Loan with respect to the default being cured, then the Defaulting Member shall make any such payments of a Cured Amount to the Company as a Capital Contribution (thereby increasing such Member’s Capital Account). Concurrently with the receipt by the Company of each such payment of a Cured Amount, the portion of the then-outstanding principal and accrued and unpaid interest under the related Non-Defaulting Member Company Loan equal to such Cured Amount multiplied by the Applicable Cure Percentage shall automatically convert into a Capital Contribution by the Non-Defaulting Member (thereby increasing such Member’s Capital Account) and the Non-Defaulting Member and the Defaulting Member shall be issued additional Units automatically in accordance with Section 3.4(c). For greater clarity, the deemed Capital Contribution by the Non-Defaulting Member pursuant to the prior sentence shall never exceed the maximum amount of the then-outstanding principal and accrued and unpaid interest under the related Non-Defaulting Member Company Loan.
“Applicable Cure Percentage” shall mean the amount equal to (i) the Unit Percentage of the Non-Defaulting Member at the time the Non-Defaulting Member Company Loan being then converted was deemed made divided by (ii) the Unit Percentage of the Defaulting Member at the time the Non-Defaulting Member Company Loan being then converted was deemed made. Any cure by the Defaulting Member pursuant to this Section 3.3(c) shall convert the Company Loans to Capital Contributions on a “last in, first out” basis so that the most recent Failed Contribution Amounts (and interest thereon) are cured and the related Company Loans are converted to Capital Contributions first. Further, any payments by the Defaulting Member to the Non-Defaulting Member pursuant to Section 3.3(c)(i), and any conversion of less than all of a Company Loan pursuant to Section 3.3(b) or 3.3(c), shall be allocated first to accrued interest on such Company Loan, then to unpaid principal.
3.4    Ownership and Issuance of Units.
(a)Subject to the terms and conditions of this Agreement (including as set forth in Section 5.7), the Company shall have the authority to issue an unlimited number of Units (the “Units”). Each Member or Unadmitted Assignee owns that number of Units as appears next to its name on Schedule A hereto, as the same may be amended or restated from time to time.
(b)The Board of Managers, subject to the terms and conditions of this Agreement (including as set forth in Section 5.7), shall have the authority to authorize, create and issue additional Units or other equity securities of the Company, including any security or instrument convertible into equity securities of the Company (“Equity Securities”), in such amounts and at such purchase price as determined by the Board of Managers.
(c)Any amounts contributed to the Company by either Member pursuant to Section 3.2(a) or Section 3.2(b), or by the Defaulting Member pursuant to Section 3.3(c), and any amount of any Company Loan converted into a Capital Contribution in accordance with Section 3.3(b) or 3.3(c), shall increase the Capital Contributions and Capital Account of each contributing or converting Member and additional Units shall be issued automatically to each such Member so that the Unit Percentage of each such Member would be equal to (i) such Member’s Capital Account (including any Capital Contribution resulting from the conversion of any Company Loan, whether in whole or in part) divided by (ii) the aggregate Capital Accounts of all of the Members (including any Capital Contribution resulting from the conversion of any Company Loan, whether in whole or in part); provided, however, for purposes of issuing Units under this Section 3.4(c) with respect to Capital Contributions made pursuant to Section 3.2(a) or Section 3.2(b), if both Members contribute their respective Capital Contributions on or prior to the due date of such Capital Contribution, then the Units shall be automatically issued on the date the last Member has contributed such Capital Contribution. Schedule A shall be amended automatically to reflect any such additional issuance of Units.
3.5    Additional Members.
(a)Upon written approval of a Supermajority Interest, any Person acquiring newly issued Units may be admitted to the Company as an Additional Member. Each such Additional Member shall execute and deliver a written instrument satisfactory to the Board of Managers, whereby such Additional Member shall become a party to this Agreement, as well as any other documents required by the Board of Managers. Upon execution and delivery of a counterpart of this Agreement and acceptance thereof by the Board of Managers, such Person shall be admitted as a Member. Each such Additional Member shall thereafter be entitled to all the rights and subject to all the obligations of a Member as set forth herein.
(b)    Notwithstanding anything to the contrary in this Agreement, a Person that acquires any Units (and any fraction thereof) but that is not admitted as a Member pursuant to Section 3.5(a) or 8.3 (an “Unadmitted Assignee”) shall be entitled only to allocations and distributions with respect to such Units (and any fraction thereof) in accordance with Article IV and Section 10.2 (and only for the period such Units are held by such Unadmitted Assignee), and shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall have no other rights of a Member under the Delaware Act or this Agreement, including any voting rights (including voting rights with respect to the merger, consolidation, conversion or dissolution of the Company), preemptive rights and any rights to elect or appoint a Manager. Notwithstanding anything to the contrary in this Agreement, any such Unadmitted Assignee shall be bound by the obligation to make any Required Additional Capital Contribution (with respect to its Unit Percentage as if it were a Member) pursuant to Section 3.2(a) and shall have the right to make any Requested Additional Capital Contribution (with respect to its Unit Percentage as if it were a Member) pursuant to Section 3.2(b) (but such Unadmitted Assignee shall have no right to make a Company Loan), and shall otherwise be bound by the provisions of Section 3.2. Further, all Units (and any fraction thereof) held by such UnadmittedAssignee shall be subject to all of the restrictions applicable to Units held by Members set forth in Article VIII and Article XI.
3.6    Negative Capital Accounts. No Member shall be required to pay to the other Member or the Company any deficit or negative balance that may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).
3.7    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.
3.8    Amendments to Schedule A. Schedule A shall be amended by the Board of Managers from time to time to reflect any additional Capital Contributions, change in Unit Percentages, issuances, Transfers or assignments of Units or other Equity Securities permitted by this Agreement and admissions, resignations or withdrawals of Members or Unadmitted Assignees pursuant to the terms of this Agreement.
3.9    Voluntary Loans from Members. Loans by Members to the Company shall not be considered Capital Contributions except for Company Loans converted pursuant to Section 3.3(b) or 3.3(c). If any Member shall lend funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such loan shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such loan shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loan is made; provided that, except with respect to Company Loans, such terms and conditions are no more favorable to such lending Member than those that would be agreed to in an orderly transaction with a willing, unaffiliated lender in an arm’s-length transaction.

3.10    Usury Savings Clause. Any provision herein, or in any other document executed or delivered in connection with any Company Loan, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither the Member making a Company Loan nor any other holder of a Company Loan shall in any event be entitled to receive or collect, nor shall or may amounts received hereunder or thereunder be credited, so that such Member or any other holder of a Company Loan shall be paid, as interest, a sum greater than the maximum amount permitted by Applicable Law to be charged to the Company. If any construction of this Agreement, or any other document executed or delivered in connection with any Company Loan, indicates a different right given to such Member to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or in wording which this clause shall override and control, it being the intention of the Company and the Members, including any Member making a Company Loan, that this Agreement and any other documents executed in connection with any Company Loan conform strictly to applicable usury laws. In no event shall the amount treated as the total interest exceed the maximum amount of interest that may be lawfully contracted for, charged, taken, received or reserved by a Member making such Company Loan in accordance with applicable usury laws, taking into account all items that are treated as interest under Applicable Law, computed in the aggregate over the full term of the Company Loan(s) evidenced hereby or by any related agreement or document. In the event that the aggregate of all consideration which constitutes interest under Applicable Law that is taken, reserved, contracted for, charged, or received under this Agreement and any other documents executed in connection with any Company Loan shall ever exceed the maximum nonusurious rate under Applicable Law, any sum in excess thereof shall be applied to the reduction of the unpaid principal balance of the Company Loan(s) and if such unpaid principal balance is paid in full, the remaining excess, if any, shall be paid to the Company.
ARTICLE IV
DISTRIBUTIONS AND ALLOCATIONS
4.1    Distributions.
(a)Tax Distributions. The Board of Managers shall cause the Company to distribute to the Members an amount designed to assist the Members in satisfying their U.S. federal, state and local income Tax liability attributable to allocations of income, gain, loss, deduction and credit of the Company in any Fiscal Year for which such an allocation is required (a “Tax Distribution”).
(i)Amount of Distribution. In determining the amount of any Tax Distribution, it shall be assumed that the items of income, gain, deduction, loss and credit in respect of the Company were the only such items entering into the computation of Tax liability of the Members for the Fiscal Year in respect of which the Tax Distribution was made and that each Member was subject to Tax at the highest marginal effective rate of U.S. federal, state and local income Tax applicable to any Member, taking account of any difference in rates applicable to ordinary income, capital gains, “qualified dividend income” (as such term is defined in Section 1(h) of the Code) and any allowable deductions in respect of such state and local Taxes in computing such Member’s liability for U.S. federal income Taxes. No account shall be taken of any items of deduction or credit attributable to an interest in the Company that may be carried back or carried forward from any other Taxable Year.
(ii)    Limitations on Tax Distributions. The amount designated by the Board of Managers as a Tax Distribution in respect of any Fiscal Year shall be computed as if any distribution made pursuant to Section 4.1(b) during such Fiscal Year were a Tax Distribution in respect of such Fiscal Year.
(iii)    Determination of the Board of Managers Conclusive. Any determination of the amount of a Tax Distribution made by the Board of Managers pursuant to this Section 4.1(a) shall be conclusive and binding on all Members.
(iv)    Effect of Tax Distributions. Any Tax Distributions made pursuant to this Section 4.1(a) shall be considered an advance against the next distributions payable to the Members pursuant to Section 4.1(b) and shall reduce such distributions.
(v)    Time for Making Tax Distributions. A Tax Distribution may be made (A) in connection with a distribution made pursuant to Section 4.1(a) in respect of the Tax liability for the Fiscal Year in which the distribution is made, (B) on or before April 15 of any year in respect of the Tax liability for the immediately preceding Fiscal Year or (C) within 30 days after a Taxing authority adjusts the Taxable income or items entering into the computation thereof, in respect of the Tax liability for the Fiscal Year for which the adjustment is made.
(b)    Other Distributions. The Company shall make Distributions (x) as provided in Section 4.1(a), (y) as soon as reasonably practicable, as determined by the Board of Managers, after a Company Sale or a sale of assets of the Company, of the proceeds of such sale realized by the Company, after payment or provision for payment of debts, liabilities and obligations of the Company (including any Company Loans and Member Loans), payment of expenses related to such sale and establishment of reserves for contingent liabilities, and subject to the Company’s right to use some or all of such proceeds to fund other acquisitions or for other general Company purposes, or (z) at such other times as the Board of Managers may in its discretion determine; provided, however, prior to making any such distributions under clause (z), the Board of Managers shall cause the Company to pay all outstanding Company Loans (unless waived by the Member that made such Company Loan) and make appropriate reserves for contingent liabilities and working capital (after taking into account fluctuations in costs and prices that could impact future working capital needs). All Distributions made pursuant to clauses (y) and (z) of this Section 4.1(b) shall be made in the following order of priority:

(i)First, to the Members (ratably based upon the aggregate Unreturned Capital Amount of each Member in proportion to the aggregate Unreturned Capital Amount of all Members, immediately prior to such Distribution), until the aggregate Unreturned Capital Amount for all Members is equal to zero; and
(ii)Second, the remainder to the Members on a pro-rata basis based on their respective Unit Percentage.

(c)    Distributions In-Kind. To the extent that the Company distributes property in-kind to the Members, then (i) the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of this Section 4.1, such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Section 4.2 through Section 4.4, and (ii) to the extent that each Member is entitled to any such distribution in accordance with the foregoing clause (i) and to the extent that such property is so divisible, such property shall be distributed among the Members pro rata in accordance with their respective Unit Percentage.
4.2    General Application. The rules set forth below in this Article IV shall apply for the purposes of determining each Member’s general allocable share of the items of income, gain, loss or expense of the Company comprising Net Income or Net Loss of the Company for each Fiscal Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Member’s Capital Account to reflect the aforementioned general and special allocations. For each Fiscal Year, the special allocations in Section 4.4 shall be made immediately prior to the general allocations of Section 4.3.
4.3    General Allocations.
(a)Hypothetical Liquidation. The items of income, expense, gain and loss of the Company comprising Net Income or Net Loss for a Fiscal Year shall be allocated among the Persons who were Members during such Fiscal Year in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such Fiscal Year to equal the excess (which may be negative ) of:
(i)    the hypothetical distribution (if any) that such Member would receive if, on the last day of the Fiscal Year, (x) all Company assets, including cash, were sold for cash in an amount equal to their Gross Asset Values, taking into account any adjustments thereto for such Fiscal Year, (y) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each Nonrecourse Liability or Member Nonrecourse Debt in respect of such Member, to the Gross Asset Value of the assets securing such liability), and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 4.1(b) and Section 10.2, over

(ii)    the sum of (x) the amount, if any, which such Member is obligated to contribute to the capital of the Company, (y) such Member’s share of the Company Minimum Gain determined pursuant to Regulations Section 1.704-2(g), and (z) such Member’s share of Member Nonrecourse Debt Minimum Gain determined pursuant to Regulations Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in Section 4.3(a)(i) above.
(b)Determination of Items Comprising Allocations.
(i)In the event that the Company has Net Income for a Fiscal Year,
(A)for any Member as to whom the allocation pursuant to Section 4.3(a) would reduce its Capital Account, such allocation shall be comprised of a proportionate share of each of the Company’s items of expense or loss entering into the computation of Net Income for such Fiscal Year; and
(B)    the allocation pursuant to Section 4.3(a) in respect of each Member (other than a Member referred to in Section 4.3(b)(i)(A)) shall be comprised of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Net Income for such Fiscal Year (other than the portion of each Company item of expense and loss, if any, that is allocated pursuant to Section 4.3(b)(i)(A)).
(ii)In the event that the Company has a Net Loss for a Fiscal Year,
(A)for any Member as to whom the allocation pursuant to Section 4.3(a) would increase its Capital Account, such allocation shall be comprised of a proportionate share of the Company’s items of income and gain entering into the computation of Net Loss for such Fiscal Year; and
(B)the allocation pursuant to Section 4.3(a) in respect of each Member (other than a Member referred to in Section 4.3(b)(ii)(A)) shall be comprised of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Net Loss for such Fiscal Year (other than the portion of each Company item of income and gain, if any, that is allocated pursuant to Section 4.3(b)(ii)(A)).
(c)Loss Limitation. Notwithstanding anything to the contrary in this Section 4.3, the amount of items of Company expense and loss allocated pursuant to this Section 4.3 to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, unless each Member would have an Adjusted Capital Account Deficit. All such items in excess of the limitation set forth in this Section 4.3(c) shall be allocated first, to Members who would not have an Adjusted Capital Account Deficit, pro rata, in proportion to their Capital Account balances, adjusted as provided in clauses (a) and (b) of the definition of Adjusted Capital Account Deficit, until no Member would be entitled to any further allocation, and thereafter, to all Members pro rata.
(d)Intent of Allocations. The Members intend that the foregoing tax allocation provisions of this Article IV shall produce final Capital Account balances of the Members that will permit liquidating distributions that are made in accordance with final Capital Account balances in a manner identical to the order of priorities set forth in Section 4.1(b). To the extent that the Tax allocation provisions of this Article IV would fail to provide such final Capital Account balances, such provisions shall be amended by the Board of Managers, to the extent necessary, to produce such results.
4.4    Special Allocations. The following special allocations shall be made in the following order:
(a)Minimum Gain Chargeback. In the event that there is a net decrease during a Fiscal Year in either Company Minimum Gain or Member Nonrecourse Debt Minimum

Gain, then notwithstanding any other provision of this Article IV, each Member shall receive such special allocations of items of Company income and gain as are required in order to conform to Regulations Section 1.704-2.
(b)    Qualified Income Offset. Subject to Section 4.4(a), but notwithstanding any other provision of this Article IV, items of income and gain shall be specially allocated to the Members in a manner that complies with the “qualified income offset” requirement of Regulations Section 1.704-1(b)(2)(ii)(d)(3).
(c)    Deficit Capital Accounts Generally. In the event that a Member has a deficit Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is then obligated to restore pursuant to this Agreement, and (ii) the amount such Member is then deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) and the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Member shall be specially allocated items of Company income and gain (consisting of a pro rata portion of each item of income and gain of the Company for such Fiscal Year in accordance with Regulations Section 1.704-1(b)(2)(ii)(d)) in an amount of such excess as quickly as possible, provided that any allocation under this Section 4.4(c) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article IV have been tentatively made as if this Section 4.4(c) were not in this Agreement.
(d)    Deductions Attributable to Member Nonrecourse Debt. Nonrecourse Deductions shall be specially allocated to the Members in the manner in which they share the economic risk of loss (as defined in Regulations Section 1.752-2) for Member Nonrecourse Debt.
(e)    Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Company shall be specially allocated among all Members in proportion to their respective interest in the Company.
The allocations pursuant to Sections 4.4(a), 4.4(b) and 4.4(c) shall be comprised of a proportionate share of each of the Company’s items of income or gain. The amounts of any Company income, gain, loss or deduction available to be specially allocated pursuant to this Section 4.4 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (e) of the definitions of Net Income and Net Loss.

4.5    Allocation of Nonrecourse Liabilities. For purposes of determining each Member’s share of Nonrecourse Liabilities, if any, of the Company in accordance with Regulations Section 1.752-3(a)(3), the Members’ interests in Company profits shall be determined in the same manner as prescribed by Section 4.4(e).
4.6    Transfer of Interest. In the event of a Transfer of all or part of a Unit or interest in the Company (in accordance with the provisions of this Agreement) at any time other than the end of a Fiscal Year, or the admission of an Additional Member pursuant to Section 3.5, the shares of items of Company Net Income or Net Loss and specially allocated items allocable to the Unit or interest Transferred shall be allocated between the Transferor and the Transferee in a manner determined by the Board of Managers in its sole discretion that is not inconsistent with the applicable provisions of the Code and Regulations.

4.7    Tax Allocations.
(a)Section 704(b) Allocations.
(i)Each item of income, gain, loss, deduction or credit for U.S. federal income Tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Income or Net Loss or is specially allocated pursuant to Section 4.4 (a “Book Item”) shall be allocated among the Members in the same proportion as the corresponding Book Item is allocated among them pursuant to Section 4.3 or Section 4.4.
(ii)(A)    If the Company recognizes Depreciation Recapture (as defined below) in respect of the sale of any Company asset:
(I)the portion of the gain on such sale which is allocated to a Member pursuant to Section 4.3 or Section 4.4 shall be treated as consisting of a portion of the Company’s Depreciation Recapture on the sale and a portion of the Company’s remaining gain on such sale under principles consistent with Regulations Section 1.1245-1; and
(II)if, for U.S. federal income Tax purposes, the Company recognizes both “unrecaptured Section 1250 gain” (as defined in Section 1(h) of the Code) and gain treated as ordinary income under Section 1250(a) of the Code in respect of such sale, the amount treated as Depreciation Recapture under Section 4.7(a)(ii)(A)(I) shall be comprised of a proportionate share of both such types of gain.
(B)For purposes of this Section 4.7(a)(ii), “Depreciation Recapture” means the portion of any gain from the disposition of an asset of the Company which, for federal income Tax purposes (i) is treated as ordinary income under Section 1245 of the Code, (ii) is treated as ordinary income under Section 1250 of the Code or (iii) is “unrecaptured Section 1250 gain” as such term is defined in Section 1(h) of the Code.
(b)    Section 704(c) Allocations. In the event any property of the Company is credited to the Capital Account of a Member at a value other than its Tax basis for U.S. federal income tax purposes (whether as a result of a contribution of such property or a revaluation of such property pursuant to subdivision (b) of the definition of “Gross Asset Value”), then allocations of Taxable income, gain, loss and deductions with respect to such property shall be made in a manner which will comply with Section 704(b) and Section 704(c) of the Code and the Regulations thereunder. The Company, in the discretion of the Board of Managers, may make, or not make, “curative” or “remedial” allocations (within the meaning of the Regulations under Section 704(c) of the Code) including, but not limited to:

(i)“curative” allocations which offset the effect of the “ceiling rule” for a prior Fiscal Year (within the meaning of Regulations Section 1.704-3(c)(3)(ii)); and
(ii)“curative” allocations from dispositions of contributed property (within the meaning of Regulations Section 1.704-3(c)(3)(iii)(B)).
(c)    Tax Items Allocable to Particular Members. If the Company is required to recognize items of income, gain, deduction or loss for U.S. federal and, where applicable, state and/or local income Tax purposes that is attributable to a particular Member, such items shall be allocated to such Member.
(d)    Credits. All Tax credits shall be allocated among the Members as determined by the Board of Managers in its sole and absolute discretion, consistent with Applicable Law.
The Tax allocations made pursuant to this Section 4.7 shall be solely for Tax purposes and shall not affect any Member’s Capital Account or share of non-Tax allocations or distributions under this Agreement.
4.8    Unadmitted Assignees. For purposes of the allocations and distributions in this Article IV, the term “Member” shall include any Unadmitted Assignee.
ARTICLE V
RIGHTS AND DUTIES OF MEMBERS
5.1    Power and Authority of Members. Unless delegated such power in accordance with Section 6.4, no Member shall, in its capacity as such, have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company, and the Members hereby consent to the exercise by the Board of Managers of the powers and rights conferred on it by Applicable Law and by this Agreement.
5.2    Voting Rights; Voting Agreement; Proxy Voting Rights.
(a)Except as otherwise provided in this Section 5.2 or as otherwise required by Applicable Law, each Member shall be entitled to one vote per Unit held by such Member in connection with the election of Managers and on all matters to be voted upon by the Members of the Company.
(b)Voting Agreement.

(i)Composition of the Board of Managers. Each Member shall vote, or cause to be voted, all Units over which such Member has the power to vote or direct the voting, and shall take all other necessary or desirable actions within such Member’s control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) so that the following Persons, and only the following Persons, shall be elected to the Board of Managers:

(A)the Darling Member shall be entitled to designate an aggregate of two Managers if the Darling Member’s Unit Percentage is 50% or less (but greater than 0%), three Managers if the Darling Member’s Unit Percentage is between 50% and 75% (non-inclusive) and four Managers if the Darling Member’s Unit Percentage is 75% or more (each, a “Darling Manager”); and
(B)the Valero Member shall be entitled to designate an aggregate of two Managers if the Valero Member’s Unit Percentage is 50% or less (but greater than 0%), three Managers if the Valero Member’s Unit Percentage is between 50% and 75% (non-inclusive) and four Managers if the Valero Member’s Unit Percentage is 75% or more (each, a “Valero Manager”).
(ii)    A representative to the Board of Managers designated by a Member in accordance with Section 5.2(b)(i)(A) or (B) shall be removed from the Board of Managers only upon the written request of the Member entitled to designate such representative to the Board of Managers (or automatically at the time such Member no longer has the right to designate such representative) and under no other circumstances.
(iii)    In the event any representative designated by any Member or Members in accordance with Section 5.2(b)(i) ceases to serve as a member of the Board of Managers during his or her term of office, the resulting vacancy on the Board of Managers shall be filled only by the Member or Members entitled to appoint the representative who has ceased so to serve.
(iv)    The Board of Managers shall designate, from among their number, a Chairman in accordance with Section 6.3(b), who, if present, shall preside at each meeting of the Board of Managers or the Members.
5.3    Liabilities of Members. Except as otherwise required by Applicable Law or as expressly set forth in this Agreement, no Member shall have any personal liability whatever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, obligations and liabilities of the Company (including any Company Loan), whether arising in contract, tort or otherwise (including those arising as member, owner or shareholder of another company, partnership or entity). Notwithstanding the prior sentence, the parties hereto acknowledge that, under the Delaware Act, a member of a Delaware limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV or Article X shall be deemed to constitute money or other property paid or distributed in violation of the Delaware Act, and the Members agree that each such Distribution shall constitute a compromise of the Members within the meaning of Section 18-502(a) of the Delaware Act, and that the Member receiving suchDistribution shall not be required to return to any Person any such money or property. If, however, any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the other Member.

5.4    Future Ventures and Conflicts of Interest.
(a)During the period from the date hereof until the fifth anniversary of the Port Arthur Facility Commencement Date, prior to either Member (or any of either Member’s Affiliates) initiating, soliciting, or taking any action to facilitate any inquiries with respect to any potential commercial venture involving the business of using animal fats and used cooking oils to produce biomass-based diesel and byproducts thereof in the United States through the use of a hydrotreating plus isomerization process (a “Venture”), the initiating, soliciting or facilitating Member (the “Venturer”) agrees to notify the other Member (the “Venturee”) of its intention to take such action and to furnish the Venturee with information regarding such Venture or the same information furnished to or proposed to be furnished to, or furnished by, any third party with respect to such Venture. Following receipt of such notice, the Venturee shall have 20 Business Days to agree to participate with the Venturer in such Venture. Such Venture between such Members shall be on terms and conditions, and relative percentages of equity interest, substantially similar to this Agreement and all relevant agreements ancillary hereto (including, where relevant in the context of the applicable Venture, the Raw Material Supply Agreement and each Valero Support Agreement). If the Venturee determines not to participate in such proposed Venture or fails to respond in such time period, the Venturer may pursue such Venture alone or with any third party, as the case may be. The Members expressly acknowledge and agree that any damages to the other Member or the Company as a result of a failure of the Darling Member or the Valero Member to observe the terms of this Section 5.4(a) will not include (i) any costs incurred by or allocated to the Company or a Member with respect to time spent by employees of the Company or a Member or any of their respective Affiliates or (ii) any treble, exemplary or punitive damages or any other damages that do not flow directly from such failure. For the avoidance of doubt, a Venture shall include, and the requirements of this provision shall apply to, the construction or entering into an arrangement to construct a facility on or otherwise adjacent to either the St. Charles Refinery or the Port Arthur Refinery for the purpose of engaging in the business of using animal fats and used cooking oils to produce biomass-based diesel and byproducts thereof through the use of a hydrotreating plus isomerization process.
(b)The Members acknowledge and agree that the Members, Managers and Member Officers, and their respective Affiliates, are engaged in activities other than the Business, and that the Members, Managers and such Member Officers and their respective Affiliates shall not be expected or required to devote their full-time to the management of the Company. Except as may be expressly restricted in any written agreement between the Company and such party, (i) the relationship between the Company and any Member, Manager or Member Officer (or Affiliate thereof) shall not in any way act as a restraint on the other present or future business activities or investments of any Member, Manager or Member Officer or any of their respective Affiliates, and (ii) a Member, Manager or Member Officer (and their respective Affiliates) may engage in any business or activity and neither the Company nor any Member shall have any right, title or interest in or to any such business or entity. Without limiting the generality of the foregoing and except as required by Applicable Law or under a written agreement, none of the Members, Managers or Member Officers (or their respective Affiliates) are obligated and bound to offer and present to the Company any business opportunity (an “Opportunity”) presented or offered to a Member, Manager or Member Officer (or any of their Affiliates) as a prerequisite to the pursuit, acquisition of or investment in such Opportunity by any such Member, Manager or Member Officer (or an Affiliate thereof), directly or indirectly, for his, her or its account or the account of others. Any such business, activity or Opportunity may be undertaken with or without notice to or participation therein by the Company or the Members. Each Member and the Company hereby waives any right or claim that such Member or the Company may have against the other Member, any Manager or Member Officer (or Affiliate thereof) with respect to any such business, activity or Opportunity or the income or profits therefrom.
(c)The Members expressly acknowledge and agree that none of the Members or Managers shall have any liability to the Company or any Member in connection with, arising from or related to the pursuit of any Opportunity or Venture other than as set forth in Section 5.4(a). The Members agree that to the maximum extent permitted by the Delaware Act, no Member (as a Member or otherwise) or Manager shall have any fiduciary, quasi-fiduciary or other duty to the Company or any Member or owe any duty of loyalty to the Company, except as expressly provided in this Agreement, including Section 12.1 hereof, or as may be required by the Delaware Act. Subject to the Delaware Act and this Agreement, each Member (as a Member or otherwise) may act in its sole self-interest and each Manager may act in the sole self-interest of its respective designating Member. A Member shall be deemed to have complied with its duty of good faith and fair dealing with respect to the Company, if applicable, so long as it has complied with this Agreement.
(d)The duties, obligations and other responsibilities of each Member to the Company and the other Member (whether express or implied, created by this Agreement, by Applicable Law or otherwise) are the duties, obligations and responsibilities of the individual Members and not of their Affiliates. The existence of the Company does not create any duties, obligations or other responsibilities of any Member’s Affiliate to any other Member. To the extent that this Agreement requires any Affiliate of any Member to take any action or refrain from taking any action, such Member agrees to use its best efforts to cause such Affiliate to take such action or refrain from taking such action, as applicable. Notwithstanding anything to the contrary in this Agreement, no Member shall take any action indirectly through any of its Affiliates or otherwise that such Member is prohibited from taking directly herein.
5.5    Books and Records. The Company shall keep (i) correct and complete books and records of account, in which shall be entered all transactions and other matters relative to the Business, (ii) minutes of the proceedings of meetings of the Members, the Board of Managers and any committee thereof, and (iii) a current list of the Managers and Officers and their residence addresses; and the Company shall also keep at its principal executive office a record containing the names and addresses of all Members, the total number and class of Units held by each Member, and the dates when they respectively became the owners of record thereof (the “Members’ Unit Register”). Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. Any Member, in person or by attorney or other agent, shall have the right during the usual hours for business to inspect the Members’ Unit Register and the Company’s other books and records, and to make copies of extracts therefrom. Any Member, itself or by agent, shall have the right to audit the Members’ Unit Register and the Company’s other books and records. The Company’s books and records shall be prepared in accordance with GAAP consistent with the standards and policies required by the accounting staff of the SEC for a public company that is required to comply with the Sarbanes-Oxley Act of 2002 as an “accelerated filer” or a “large accelerated filer” as such terms are defined in the regulations of the Exchange Act. Notwithstanding the foregoing, the Darling Member shall not have the right to inspect the books and records of the Company, or to make copies of extracts therefrom, regarding the Company’s purchases of biomass raw material from any Person (other than the Darling Member or its Affiliates) within 60 days of the date of any such purchase; provided, however, the Darling Member may request that such purchase and transaction information be made available after any such 60-day period. Further, and for the avoidance of doubt, for purposes of determining the Members’ Capital Accounts, and in any other instance where this Agreement requires amounts to be determined and records kept in accordance with the Code and/or the Regulations, the amounts determined under the Code and/or Regulations (as applicable) shall govern and control over any different results arising under GAAP.
5.6    Meetings of Members.
(a)Annual Meetings. An annual meeting of the Members may be held each year upon the request of either Member for the purpose of electing Managers and of conducting such proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the Board of Managers.
(b)Special Meetings. Special meetings of the Members may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by (i) the Darling Member, (ii) the Valero Member, (iii) a majority of the Managers or (iv) the holders of not less than a majority of the Units then-outstanding that are entitled to vote on the matter(s) to be considered.
(c)Notice. Whenever Members (or any class of Members) are required or permitted to take action at a meeting, written or printed notice stating the place, date, time and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each Member entitled to vote at such meeting and to each Manager, in each case not less than two nor more than thirty Business Days before the date of the meeting.
(d)Waiver of Notice. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except when the Member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by the Member or Members entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
(e)Quorum. The presence of Members holding a Majority Interest of the class or classes of Units entitled to vote, in person or represented by proxy, shall constitute a quorum at all meetings of the Members, and Members holding a Majority Interest of any class, present in person or represented by proxy, shall constitute a quorum at all meetings of such class.
(f)Vote Required. When a quorum is present, the affirmative vote of the Members holding a Majority Interest of the Units entitled to vote on the subject matter shall be the act of the Members, unless the question is one upon which by express provisions of an Applicable Law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class of Units is required, the affirmative vote of the Members holding a Majority Interest of such class shall be the act of such class, unless the question is one upon which by express provisions of an Applicable Law or of this Agreement a different vote is required, in which case such express provision shall govern and control the decision of such question.

(g)Proxies. Each Member entitled to vote at a meeting of Members or any class of Members or to express consent or dissent to any action in writing without a meeting may authorize another person or persons to act for such Member by written proxy executed by such Member and setting forth the date of execution, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of Members or any class of Members, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no Units may be represented or voted under a proxy that has been found to be invalid or irregular after the holder of such Unit has had a reasonable opportunity to cure any defect.
(h)Action by Written Consent. Any action required to be taken at any annual or special meeting of Members, or at any meeting of any class of Members, or any action that may be taken at any annual or special meeting of such Members or class of Members, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the Members who signed the consent or consents, shall be signed by Members holding not less than the Required Interest that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted, and shall be delivered to the Company by delivery to the Company’s principal place of business, or an Officer or agent of the Company having custody of the book or books in which proceedings of meetings of the Members are recorded. If action is so taken without a meeting by less than unanimous written consent of the Members or of any class of Members, a copy of such written consent shall be delivered promptly to all Members or all Members of such class who have not consented in writing or whose consent was given pursuant to a proxy. Any action taken pursuant to such written consent or consents of the Members or any class of Members shall have the same force and effect as if taken by the Members at a meeting of the Members or such class of Members.
(i)Record Dates. For purposes of determining the Members entitled to notice of or to vote at a meeting of Members or any class of Members or to give written consent without a meeting, the Board of Managers may, but shall not be required to, set a record date, which shall not be less than two nor more than thirty Business Days before (i) the date of the meeting or (ii) in the event that approvals are sought without a meeting, the date by which Members are requested in writing by the Board of Managers to give such approvals.
(j)Minutes. The minutes of each meeting of the Members shall include the names of all persons present and any determination made by the Members thereat. The minutes of each meeting shall be deemed to be correct as and when approved by the applicable Members. The minutes of each meeting shall be voted upon for approval by the Members no later than at the next succeeding meeting; provided that only the Members who were present at the meeting to which such minutes relate shall be entitled to vote on the approval or correction thereof.
5.7    Approval Rights of Members.
(a)Notwithstanding anything to the contrary in this Agreement, the Company and the Board of Managers shall not, and shall take all action possible to ensure that each Subsidiary of the Company shall not, without the prior written consent of a Majority Interest:
(i)make any Distributions pursuant to clause (z) of Section 4.1(b);
(ii)enter into any disposition of assets or similar transaction (whether by merger or sale of stock or assets or otherwise, and whether in one transaction or a series of related transactions) having a value in the aggregate, on a rolling 12-consecutive months’ basis, in excess of five percent of the value of the Company’s assets (on a consolidated basis), excluding (i) sales of inventory in the ordinary course and (ii) any disposition of obsolete, excess, damaged or otherwise unusable assets;
(iii)enter into any acquisition of assets, investment or similar transaction (whether by merger or acquisition of stock or assets or otherwise, and whether in one transaction or a series of related transactions) having a value in the aggregate, on a rolling 12-consecutive months’ basis, in excess of five percent of the value of the Company’s assets (on a consolidated basis) prior to such acquisition, excluding acquisitions made (i) in accordance with the Business Plan or (ii) in accordance with any Project Execution Plan;
(iv)(1) materially increase the compensation, severance, benefits or equity incentives paid or payable to any employee of the Company or any of its Subsidiaries with a title of manager or more senior employee, (2) enter into, terminate or materially modify any employment agreements or equity incentive agreements with any employee of the Company or any of its Subsidiaries, or (3) pay any bonuses to or issue any equity interests (or commitments based on equity value) in the Company to employees or service providers of the Company or its Subsidiaries; or
(v)change the Fiscal Year of the Company or any of its Subsidiaries or retain or engage independent auditors for the Company or any of its Subsidiaries other than a “big four” accounting firm (as such term is commonly understood at the time);
(b)Notwithstanding anything to the contrary in this Agreement, the Company and the Board of Managers shall not, and shall take all action possible to ensure that each Subsidiary of the Company shall not, without the prior written consent of a Supermajority Interest:
(i)issue any Units or Equity Securities (other than pursuant to Section 3.4(c)) or permit any Capital Contributions, other than Required Additional Capital Contributions or Requested Additional Capital Contributions;
(ii)redeem or repurchase any Units or Equity Securities;

(iii)undertake any debt financing of the Company or any of its Subsidiaries;
(iv)change the size of the Board of Managers;

(v)create a committee of the Board of Managers or determine (or amend) the powers of such a committee;
(vi)change the name of the Company;
(vii)enter into a material licensing agreement involving the acquisition or disposition or granting or receiving of rights to technical know-how;
(viii)approve, adopt or materially modify the Business Plan, except as otherwise provided herein;
(ix)enter into any contract(s) or commitment(s) not contemplated by the Business Plan providing for annual payments to or from the Company and/or its Subsidiaries in excess of ten percent in the aggregate of the Company’s then-applicable budget contained in the Business Plan;
(x)make any changes to the then-applicable budget contained in the Business Plan greater than or equal to ten percent for any line item individually or ten percent in the aggregate;
(xi)enter into a partnership, joint venture or sharing agreement;
(xii)amend this Agreement or the operating agreement of any Subsidiary of the Company, except as otherwise provided herein;
(xiii)amend the Certificate;
(xiv)grant an indemnity or guarantee to secure the obligations or liabilities of any Person (other than the Company or a Subsidiary of the Company);
(xv)terminate any or all of the services provided under the Operations Agreement, as set forth therein; provided, however, that termination of the Operations Agreement shall require the consent set forth in Section 5.7(c); or
(xvi)except as permitted under Section 6.7, hereafter enter into, amend, terminate or consent to the assignment any Related Party Agreement;
(c)Notwithstanding anything to the contrary in this Agreement, the Company and the Board of Managers shall not, and shall take all action possible to ensure that each Subsidiary of the Company shall not, without the prior written consent of the Members holding Units representing at least 90% of the Units held by all of the Members (expressly excluding any Units held by any Unadmitted Assignee):

(i)enter into any transaction or series of transactions that would constitute a Company Sale, other than in accordance with Sections 11.1, 11.2 and 11.3;
(ii)enter into a merger, consolidation, reorganization, reclassification or sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, other than in accordance with Sections 11.1, 11.2 and 11.3;
(iii)materially change the Business or enter into any new line of business not within the scope of the Business;

(iv)modify the terms of any Company Loan;
(v)except as permitted under Section 6.7, amend, terminate or consent to the assignment of the Raw Material Supply Agreement or any Valero Support Agreement, or enter into any new agreement to be designated a Valero Support Agreement in the manner contemplated in the definition thereof;
(vi)approve, adopt or materially modify any Project Execution Plan including any modification of a Project Execution Plan in a manner that would expand the scope of the Business or the size of any New Facility;
(vii)dissolve or liquidate the Company or any of its Subsidiaries or file any insolvency proceeding in respect of the Company or any of its Subsidiaries other than as otherwise expressly set forth herein; or
(viii)transfer, assign, pledge or hypothecate, in whole or in part, the Company’s interest in DGD.
(d)The Members hereby acknowledge and agree that the determination of the Darling Member and the Valero Member as to whether to consent to any of the actions described in this Section 5.7 shall be made (i) in the sole discretion of the Darling Member and the Valero Member, respectively, acting in their own best interests and (ii) without regard to any fiduciary duty of the Darling Managers or the Valero Managers.
5.8    Deadlock.
(a)In the event that the Darling Member and the Valero Member, or the Darling Managers and the Valero Managers, are deadlocked (a “Deadlock”) on any issue or dispute arising from or relating to this Agreement or otherwise related to the Company or its Business and operations (including the interpretation or performance of the Raw Material Supply Agreement or any of the Valero Support Agreements), such issue or dispute shall be referred for resolution to the Members’ respective Authorized Senior Executive Officers, who shall attempt to resolve such issue within 15 Business Days after such Deadlock occurs (or, if mutually agreed in writing by such Authorized Senior Executive Officers, a longer period of time, which shall be specified in such writing). If the Authorized Senior Executive Officers are unable to resolve such issue within such time period, the Deadlock shall be mediated (the “Mediation”) within 15 days from the date a written request for mediation is made by either Member to the other. The Mediation shall take place in Houston, Texas and be administered by the Houston office of

JAMS, unless otherwise agreed to in writing by the Darling Member and the Valero Member. The administration fees and expenses of the Mediation shall be borne equally by the Darling Member and the Valero Member. The Mediation shall be conducted before a single mediator to be agreed upon by the Darling Member and the Valero Member, or in the absence of an agreement, a single mediator admitted to practice law for 10 years or more who specializes in commercial litigation disputes, and appointed by JAMS. Notwithstanding any provision in this Agreement to the contrary, any issues or disputes arising out of or relating to the Members Working Capital Facility shall not be the basis of any Deadlock or otherwise subject to the provisions of this Section 5.8, and each lender thereunder shall be entitled to exercise all rights and pursue all remedies under the Members Working Capital Facility without regard to or compliance with this Section 5.8.
(b)    Any resolution of a Deadlock pursuant to this Section 5.8 shall be in writing and, when signed by the respective Authorized Senior Executive Officers, shall be deemed to constitute the approval of the Darling Member and the Valero Member (and the Darling Managers and Valero Managers, if applicable) and shall be binding on all parties thereto.
(c)    With respect to any Deadlock involving a Management Dispute, if the Members are unable, in good faith, to resolve in its entirety any Management Dispute after completing the Mediation, then such Management Dispute shall be resolved by binding, expedited arbitration in accordance with Exhibit B attached hereto. The Members acknowledge that any Deadlock among the Members or Managers regarding decisions to approve or disapprove matters requiring their approval that are not included in the definition of Management Disputes shall not be subject to arbitration.
(d)    For purposes of this Section 5.8, a “Management Dispute” means (i) any matter described in clauses (i), (iv) or (v) of Section 5.7(a), (iii), (vii), (viii), (ix) or (x) of Section 5.7(b), or (vii) of Section 5.7(c) or any dispute regarding any Required Additional Capital Contribution or whether to request any Requested Additional Capital Contribution, which, after having been presented for approval of the Members, is not approved or rejected by the Required Interest or (ii) any matter requiring the approval of the Board of Managers which, after having been presented for approval by the Board of Managers, is not approved or rejected by the vote required to approve such matter.
(e)    Notwithstanding the provisions of this Section 5.8, in no event shall any Member be required to follow the procedures for Mediation and arbitration set forth herein with respect to (i) the enforcement of any arbitral award under this Section 5.8 or Section 13.20, or (ii) seeking and securing injunctive relief with respect to the enforcement of Section 5.4(a), Section 9.1 and Section 13.19.
5.9    Default Business Plan. To the extent that the applicable Required Interest does not approve the Business Plan for a relevant period and in the absence of resolution of any dispute regarding the Business Plan in accordance with Section 5.8, the Company shall operate using the applicable Business Plan for the prior period, adjusted (without duplication) to reflect increases or decreases resulting from the following events, and which shall govern until such time as the Required Interest approves a new Business Plan, but no later than one year:

(a)the operation of escalation or de-escalation provisions in contracts in effect at such time as a result of the passage of time or the occurrence of events beyond the control of the Company to the extent such contracts are still in effect;
(b)elections made in any prior period under contracts contemplated by the Budget for the prior period regardless of which party to such contracts makes such election;
(c)increases or decreases in expenses attributable to the effect of employee additions or reductions during the prior period contemplated by the Budget for the prior period;
(d)changes in interest expense attributable to any indebtedness of the Company;
(e)increases in overhead expenses in an amount equal to (i) the total of overhead expenses reflected in the budget for the prior period multiplied by (ii) the percent change in the Consumer Price Index for All Urban Consumers, All Items, South Region, published by the Bureau of Labor Statistics of the U.S. Department of Labor, from the month and year in which the Business Plan for the prior period was approved to the month and year in which the default Business Plan is calculated;

(f)the reasonably anticipated incidence of costs during such period for any legal, accounting and other professional fees or disbursements in connection with events or changes not contemplated at the time of preparation of the budget for the prior period; and
(g)decreases in expenses attributable to non-recurring items reflected in the prior period’s Business Plan.
To the extent that the applicable Required Interest does not approve a new Business Plan prior to the end of such one-year period, the Company shall operate using the Business Plan in effect for such period (as previously adjusted), adjusted again in accordance herewith to reflect increases or decreases resulting from the events set forth above, and which shall govern until such time as the Required Interest approves a new Business Plan, but no later than one year. The procedure set forth in the immediately preceding sentence shall continue until the applicable Required Interest approves a new Business Plan.
ARTICLE VI
MANAGEMENT OF THE COMPANY
6.1    Board of Managers.
(a)Establishment. There is hereby established a committee of Member representatives (the “Board of Managers”) comprised of natural persons (each, a “Manager”) having the authority and duties set forth in this Agreement. Except as otherwise expressly set forth in this Agreement, any approvals, consents, determinations or other decisions or actions to be made or taken by the Board of Managers shall require the affirmative vote of the Managers constituting a majority of the number of Manager positions then authorized hereunder (i.e., as if all of the Manager positions had been filled). No Manager or Member Officer acting alone, or with any other Managers or Member Officers, shall have the power to act for or on behalf of, or to bind, the Company without the approval of the Board of Managers (and such other approval of the Members as may be required pursuant to Section 5.7). The Board of Managers, acting as a group, shall be the “Manager” of the Company (as that term is defined in the Delaware Act). No individual Manager, acting alone, shall have the rights and responsibilities of a “Manager” solely by virtue of his or her status as a member of the Board of Managers, nor shall any Manager have any rights or powers beyond the rights and powers granted to such Manager in this Agreement.
(b)    Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Managers, except as otherwise expressly provided in this Agreement. Subject to the approval rights set forth in Section 5.7, the Board of Managers shall have the power on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company contemplated by this Agreement and to perform all acts which the Board of Managers may deem necessary or advisable in connection therewith, including the following:
(i)authorize any Distribution contemplated by clauses (x) and (y) of Section 4.1(b);
(ii)appoint or remove the Chairman, President and Secretary in accordance with Section 6.3(b), subject to the rights of the Valero Managers and the Darling Managers, as applicable, and appoint or remove any other Officers or any employees of the Company or any officers or employees of any Subsidiary of the Company;
(iii)make changes to the then-applicable budget contained in the Business Plan less than ten percent for any line item individually and less than ten percent in the aggregate;
(iv)enter into, terminate or modify any contract(s) or commitment(s) affecting the Company or any of its Subsidiaries if the amount of annual aggregate receipts or expenditures contemplated in such contract or commitment is less than or equal to ten percent in the aggregate of the Company’s then-applicable budget for revenues or expenses (as applicable) contained in the Business Plan;
(v)make, or commit to make, capital expenditures in any Fiscal Year reflected in the budget contained in the Business Plan or any Project Execution Plan;
(vi)make immaterial modifications to the Business Plan that are necessary for the continued operation of the Business;
(vii)make immaterial modifications to any Project Execution Plan in furtherance of completion of a New Facility; and
(viii)take such actions, including delegation or exercise of authority, as set forth in the Operations Agreement.

Notwithstanding any authority granted in this Section 6.1(b), the Board of Managers shall have no authority to act as to matters reserved for Members under Section 5.7.

(c)    Composition of the Board of Managers.

(i)The number of Managers shall initially be four, subject to automatic increase, as set forth herein, in the event either the Darling Member or the Valero Member is entitled to designate an aggregate of three or four Managers pursuant to Section 5.2(b). The Managers shall be elected at the annual meeting called pursuant to Section 5.6(a) or at any special meeting called pursuant to Section 5.6(b) for the purpose of electing Managers. Each Darling Manager and each Valero Manager shall be entitled to cast one vote with respect to each matter brought before the Board of Managers (or any committee thereof) for approval. Each Manager elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, or removal as provided in this Agreement.
(ii)Any Manager of the Company may resign at any time by giving written notice to the President or the Secretary and to the Darling Member and the Valero Member. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective
(iii)As of the Effective Date, the Managers designated by the Valero Member are R. Lane Riggs and Eric D. Honeyman, and the Managers designated by the Darling Member are John Bullock and Sandra Dudley.
(d)    Meetings of the Board of Managers. Regular meetings of the Board of Managers may be held at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Managers. Special meetings of the Board of Managers may be called by or at the request of (i) any Darling Manager, (ii) any Valero Manager or (iii) the President and in any event shall be called by the President upon the written request of at least a majority of the Managers. Notice of each such meeting shall be mailed to each Manager, addressed to such Manager at his or her residence or usual place of business, at least two Business Days before the date on which the meeting is to be held, or shall be sent to such Manager at such place by telecopier or other form of electronic transmittal customarily used for communication between the Company and such Manager that permits retention of an electronic copy of such notice and verification of receipt, or delivered personally, not later than two Business Days (or, in the case of meetings held by telephone, one Business Day) before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, in the case of a special meeting, the purposes thereof. A written waiver of notice, signed by the Manager or Managers entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
(i)Unless otherwise required by Applicable Law or this Agreement, the presence in person or by proxy of Managers constituting a majority of the number of Manager positions then authorized hereunder (i.e., as if all of the Manager positions had been filled) shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Managers present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of Managers, a quorum being present, all matters shall be decided by the affirmative vote of the Managers constituting a majority of the number of Manager positions then authorized hereunder (i.e., as if all of the Manager positions had been filled), except as otherwise required by Applicable Law or by this Agreement. If a quorum does not exist solely due to the refusal or unwillingness of any Darling Manager or Valero Manager to be present at the applicable meeting and such meeting is adjourned until a later date, then following the failure of any of such Member’s designated Managers to appear at such adjourned meeting the other Member may thereafter initiate the deadlock procedures set forth in Section 5.8.
(ii)    Any Manager or any member of a committee of the Board of Managers who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such Manager or member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such Manager or member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to any such Manager or member who voted in favor of such action.
(iii)    Members of the Board of Managers and any committee thereof may participate in and act at any meeting of Managers or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 6.1(d) shall constitute presence in person at the meeting.
(iv)    Unless otherwise restricted by this Agreement or the Delaware Act, any action required or permitted to be taken at any meeting of the Board of Managers, or of any committee thereof, may be taken without a meeting if the entire Board of Managers or committee thereof, as the case may be, consents thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or such committee.
(v)    Each Manager entitled to vote at a meeting of the Board of Managers or any committee thereof or to express consent or dissent to any action in writing without a meeting may authorize another person to act for such Manager by written proxy executed by such Manager and setting forth the date of execution, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period. At each meeting of the Board of Managers or any committee thereof, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no votes may be submitted under a proxy that has been found to be invalid or irregular after the Manager giving such proxy has had a reasonable opportunity to cure any defect.
(vi)    The minutes of each meeting of the Board of Managers or any committee thereof shall include the names of all persons present and any determination made by the Managers thereat. The minutes of each such meeting shall be deemed to be correct as and when approved by the applicable Managers. The minutes of each meeting shall be voted upon for approval by the Managers no later than at the next succeeding meeting; provided that only the Managers who were present at the meeting to which such minutes relate shall be entitled to vote on the approval or correction thereof.
(e)    Compensation of Managers. Managers who are also Officers of the Company or employees of any of the Members or their Affiliates shall not receive any stated salary from the Company or any of its Subsidiaries for their services; provided however, that nothing herein contained shall be construed to preclude any Manager from serving the Company or any of its Subsidiaries in any other capacity and receiving compensation therefor. Managers who are not also Officers of the Company or employees of any of the Members or their Affiliates may receive a stated salary from the Company for their services as determined from time to time by the Board of Managers. All Managers shall be reimbursed for any expenses related to attendance at each regular or special meeting of the Board of Managers.
6.2    Committees of the Board of Managers.
(a)Creation of Committees. The Board of Managers may by resolution designate from among the Managers one or more other committees (including an audit committee and a compensation committee), each of which shall be composed of two or more Managers, and may designate one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Board of Managers, replace absent or disqualified Managers at any meeting of that committee; provided that each of the Darling Member and the Valero Member shall have the right to appoint one of the Darling Managers and one of the Valero Managers, respectively, to any committee established by the Board of Managers; provided, however, that if the Darling Member or the Valero Member owns Units constituting less than 50% of the Units held by all of the Members, then the other Member owning greater than 50% of the Units held by all of the Members shall be entitled to appoint an additional member to the such committee; provided further that if the Darling Member or the Valero Member owns Units constituting less than 5% of the Units held by all of the Members, then such Member shall no longer have the right to appoint a member of such committee (and any committee member previously appointed by such Member may be removed by the other Member). Any such committee, solely to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Managers, subject to the limitations set forth in the Delaware Act, in this Agreement and in the resolutions establishing such committee. Any members thereof may be removed, or any authority granted thereto may be revoked, at any time for any or no reason by a majority of the Board of Managers in its sole discretion; provided that no Darling Manager or appointee or Valero Manager or appointee may be removed from any such committee without the prior written consent of the Darling Member or the Valero Member, as applicable (other than in connection with the dissolution of such committee by the Board of Managers or as otherwise expressly provided above). Each such committee may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided in this Agreement or by a resolution of the Board of Managers designating such committee or thereafter adopted by the Board of Managers.
(b)    Compliance with Agreement. Notwithstanding anything to the contrary in this Section 6.2, in no event shall any committee of the Board of Managers have the authority to take any action without complying with the terms and conditions of this Agreement as applicable to the Board of Managers.
6.3    Officers.
(a)General. The officers of the Company (the “Officers”) shall consist of a Chairman of the Board of Managers (the “Chairman”), a President (the “President”), a Vice President (the “Vice President”), a Secretary (the “Secretary”), the Commercial Manager (the “Commercial Manager”), an Operations Manager for the Port Arthur Facility and an Operations Manager for the St. Charles Facility (each, an “Operations Manager”), and an Accounting Manager for the Port Arthur Facility and an Accounting Manager for the St. Charles Facility (each, an “Accounting Manager”), and may, at the discretion of the Board of Managers, also consist of one or more other Officers and assistant Officers as may be deemed necessary or desirable by the Board of Managers. One person may hold, and perform the duties of, any two or more of such offices; provided, however, that one person may not hold, or perform the duties of, more than one of the offices of Commercial Manager, either Operations Manager or either Accounting Manager. Unless otherwise approved by the Board of Managers, the Chairman and President shall be the same person. Compensation of Officers shall be fixed by the Board of Managers or a duly authorized committee thereof. Any Officer may be removed, with or without cause, at any time by the Board of Managers (subject to Section 5.7 and any contractual rights that such Officer may have); provided, however, the Chairman, the President, the Vice President and the Secretary may only be removed by the Valero Managers, on one hand, or the Darling Managers, on the other, entitled to appoint such applicable Officer at the time of such removal. In their discretion, the Managers may choose not to fill any office for any period as they may deem advisable. No Officer need be a Manager. Officers shall have such powers and duties as may be specified by, or in accordance with, resolutions adopted by the Board of Managers; provided, however, the Officers of the Company shall not have any authority to act as to matters reserved for Members under Section 5.7 including, without limitation, with respect to matters pertaining to the Subsidiaries of the Company. Each Officer shall have the duties and responsibilities attributable to his or her office as set forth below.
(b)Appointment of Chairman, President, Vice President and Secretary. The term of appointment for each Chairman, President, Vice President and Secretary, and any replacement thereof, shall be for a period of 12 consecutive months. The Valero Managers, on one hand, and the Darling Managers, on the other, shall have the right to appoint the Chairman, President, Vice President and Secretary in alternating 12-month periods; provided that the Valero Managers or the Darling Managers, as the case may be, entitled to appoint the Chairman and President for the applicable 12-month period shall not be entitled to appoint the Vice President or Secretary with respect to such 12-month period. As of the Effective Date, the Chairman and President is Sandra Dudley, who was appointed by the Darling Managers, the Vice President is

Eric D. Honeyman, who was appointed by the Valero Managers, and the Secretary is Robert L. Caldwell, Jr., who was appointed by the Valero Managers. Upon the expiration of the current term of each such officer, the Valero Managers shall be entitled to appoint the Chairman and President, and the Darling Managers shall be entitled to appoint the Vice President and Secretary. Notwithstanding the foregoing provisions of this Section 6.3(b), (i) each of the above-named Officers serving as of the Effective Date shall continue to serve in his or her identified capacity through December 31, 2023, and thereafter all appointments under this Section 6.3(b) shall be for calendar year terms, (ii) if the Members fail to appoint a new Chairman and President, Vice President and Secretary by January 1 of a given calendar year, the persons then serving in such capacities shall continue to serve until the Members have named their replacements, and (iii) in the event that any Member holds Units representing 75% or more of the Units held by all of the Members, the Managers elected by such Member shall be entitled to appoint the Chairman, President, Vice President and Secretary.
(c)    Removal and Replacement of Chairman, President, Vice President and Secretary. Each of the Chairman, President, Vice President and Secretary shall be removed as an Officer only upon the written request of the Managers entitled to appoint such Officer during the applicable 12-month period (or automatically at the time such Managers no longer have the right to appoint such Officer) and under no other circumstances. In the event any of the Chairman, President, Vice President or Secretary ceases to serve as an Officer during his or her term of office, the resulting vacancy shall be filled for the remainder of such term by a person designated by the Managers then entitled to appoint such Officer.
(d)    Appointment, Removal and Replacement of Subsidiary Chairman, President, Vice President and Secretary. Notwithstanding any provision in this Agreement to the contrary, the chairman, president, vice president and secretary (or persons holding similar offices) of any Subsidiary of the Company shall be appointed, removed and replaced only by and with the approval of the Valero Managers or the Darling Managers, as the case may be, entitled to appoint the person of like position of the Company (i.e., Chairman, President or Secretary) with respect to such period.
(e)    Chairman of the Board. The Chairman shall be a member of the Board of Managers and shall preside at all meetings of the Board of Managers or the Members, and the Chairman shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Managers or as may be provided in this Agreement.
(f)    President. The President shall be a senior executive officer of the Company and a member of the Board of Managers, and shall have the powers and perform the duties incident to such positions. Subject to the power of the Board of Managers and the approval rights of the Members pursuant to Section 5.7, the President shall have the general and active charge of the entire business and affairs of the Company, shall be its chief executive officer and shall see that all orders and resolutions of the Board of Managers are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by Applicable Law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Managers to some other Officer or agent of the Company. The

President shall report to the Board of Managers and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Managers or as may be provided in this Agreement. At the request of the Board of Managers, the President shall attend meetings of the Board of Managers, but shall not be entitled to cast a vote on any matter discussed thereat (other than in such person’s capacity as a member of the Board of Managers).
(g)    Vice President. The Vice President shall be a senior executive officer of the Company and a member of the Board of Managers, and shall have the powers and perform the duties incident to such positions. In the absence of the President, or in the event of the President’s death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In addition, subject to the power of the Board of Managers and the approval rights of the Members pursuant to Section 5.7, the Vice President shall also perform such other duties as may be assigned to him or her by the President or the Board of Managers from time to time. At the request of the Board of Managers, the Vice President shall attend meetings of the Board of Managers, but shall not be entitled to cast a vote on any matter discussed thereat (other than in such person’s capacity as a member of the Board of Managers). As between the Company and third parties, the execution of any agreement, document or instrument on behalf of the Company by the Vice President shall be conclusive evidence of such Vice President’s authority to act in the stead of the President at the time of such execution.
(h)    Commercial Manager. The Commercial Manager shall be an employee of Valero Services, Inc. (or an Affiliate thereof) and, subject to the power of the Board of Managers and the approval rights of the Members pursuant to Section 5.7, the Commercial Manager shall have the general and active charge of purchasing the feedstock and marketing the products with respect to the operations of the Business, and shall see that all orders and resolutions of the Board of Managers with respect thereto are carried into effect. Except as otherwise directed by the Board of Managers, the Commercial Manager shall report to the President and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the President or the Board of Managers or as may be provided in this Agreement or the Operations Agreement. At the request of the Board of Managers, the Commercial Manager shall attend meetings of the Board of Managers, but shall not be entitled to cast a vote on any matter discussed thereat.
(i)    Operations Managers. Each Operations Manager shall be an employee of Valero Services, Inc. (or an Affiliate thereof) and, subject to the power of the Board of Managers and the approval rights of the Members pursuant to Section 5.7, each Operations Manager shall have the general and active charge of the operations of the Facility to which he or she is assigned, and shall see that all orders and resolutions of the Board of Managers with respect thereto are carried into effect. Except as otherwise directed by the Board of Managers, each Operations Manager shall report to the President and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the President or the Board of Managers or as may be provided in this Agreement or the Operations Agreement. At the request of the Board of Managers, either or both of the Operations

Managers shall attend meetings of the Board of Managers, but neither shall be entitled to cast a vote on any matter discussed thereat.
(j)    Accounting Manager. Each Accounting Manager shall be an employee of Valero Services, Inc. (or an Affiliate thereof) and, subject to the power of the Board of Managers and the approval rights of the Members pursuant to Section 5.7, each Accounting Manager shall have the general and active charge of all financial controls and accounting functions of that portion of the Business pertaining to the Facility to which he or she is assigned, and shall see that all orders and resolutions of the Board of Managers with respect thereto are carried into effect. Except as otherwise directed by the Board of Managers, each Accounting Manager shall report to the President and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the President or the Board of Managers or as may be provided in this Agreement or the Operations Agreement. At the request of the Board of Managers, either or both of the Accounting Managers shall attend meetings of the Board of Managers, but neither shall be entitled to cast a vote on any matter discussed thereat.
(k)    Secretary. The Secretary may or may not be a member of the Board of Managers and, if present, shall act as secretary, or designate a person to act as secretary, at all meetings of the Board of Managers and of the Members and keep the minutes thereof in a book or books to be provided for that purpose. The secretary of a meeting need not be a Manager nor need be the same person for each meeting. The Secretary shall, as soon as possible after a meeting, but in any event not to exceed two weeks, circulate copies of such minutes to each Manager or Member, as the case may be. The Secretary shall see that all notices required to be given by the Company are duly given and served. The Secretary shall have charge of the records of Units in the Company and shall see that all reports, statements and other documents required by Applicable Law are properly kept and filed and properly set forth on Schedule A hereto. In general, the Secretary shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Managers.
(l)    Other Officers. Officers, if any, other than those whose duties are provided for in this Agreement, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Managers.
(m)    Compensation of Officers. No Member Officer shall receive any stated salary from the Company or any of its Subsidiaries for his or her services as an Officer unless approved in writing by the Valero Member and the Darling Member.
6.4    Further Delegation of Authority. Subject to Section 5.7, the Board of Managers may, from time to time, delegate to any Person (including any Officer of the Company or any Manager) such authority and powers to act on behalf of the Company as it shall deem advisable in its sole discretion. Any delegation pursuant to this Section 6.4 may be revoked at any time and for any reason or no reason by the Board of Managers in its sole discretion.
6.5    Fiduciary Duties. Subject to, and as limited by the provisions of this Agreement, the Managers and the Member Officers, in the performance of their duties as such, shall owe to the Company and the Members only such fiduciary duties as are required by the Delaware Act. The provisions of this Agreement, to the extent that they expand or limit the duties (including fiduciary duties) and liabilities of a Manager or Member Officer, as compared to those that are set forth in the Delaware Act or otherwise existing at law or in equity, are agreed by the Members to supersede such duties and liabilities of such Manager or Member Officer.
6.6    Performance of Duties; Liability of Managers and Officers. Without limiting Section 12.2, in performing his or her duties, each of the Managers and the Officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid), of the following other Persons or groups: (i) one or more Officers or employees of the Company; (ii) any attorney, independent accountant, or other Person employed or engaged by the Company; or (iii) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act. No individual who is a Manager or an Officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager or an Officer of the Company or any combination of the foregoing. To the fullest extent permitted by the Delaware Act or the Delaware General Corporation Law, as the same may be amended from time to time, as if it were applicable to the Company, with respect to the liability of a director of a corporation incorporated under the laws of the State of Delaware to such corporation or its stockholders, a Manager or a Member Officer shall not be liable to the Company or its Members for monetary damages for a breach of fiduciary duty as a Manager or an Officer.
6.7    Interested Party Transactions.
(a)Contracts Permitted. Neither the Company nor any of its Subsidiaries shall enter into any transaction (or amend, waive or otherwise revise any term of any previously approved agreement) with any Member of the Company or any Affiliate thereof, or any member of the Family Group of an executive officer of such Member, or any Affiliate of any member of the Family Group of an executive officer of such Member, unless such transaction (x) has been approved in writing by a Supermajority Interest (or by Members holding at least 90% of the Units held by all Members (excluding any Units held by any Unadmitted Assignee), where required under Section 5.7(c)), and (y) is on terms and conditions not less favorable to the Company or such Subsidiary than those which would be obtained in a comparable arm’s-length transaction with a Person that is not so related to the Company or an Affiliate of a Member. This Section 6.7(a) and Section 5.7(b)(xvi) shall not apply to:
(i)the performance by the Company and its Subsidiaries of its obligations under, or the making of payments as contemplated by, the Raw Material Supply Agreement, any of the Valero Support Agreements existing and in effect on the

Effective Date, or the Members Working Capital Facility (all of which the parties acknowledge are arm’s-length transactions), or under any other agreement that has, at the time in question, already received the requisite approval of a Supermajority Interest (or approval by Members holding at least 90% of the Units held by all Members (excluding any Units held by any Unadmitted Assignee), if applicable) in accordance with this Section 6.7 and any applicable provisions of Section 5.7;
(ii)    transactions between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries that are approved by (A) a majority of the Board of Managers, (B) at least one Darling Manager and (C) at least one Valero Manager;
(iii)    the payment of reasonable Managers’ fees (other than to employee Managers) and the provision of customary indemnification to Managers and Officers of the Company and its Subsidiaries;
(iv)    any transaction between the Company and any of its wholly-owned Subsidiaries or between any of the Company’s wholly-owned Subsidiaries;
(v)    any non-material amendment or revision to, or waiver of a non-material provision of, a Related Party Agreement, including any amendment that is (A) needed to correct an unintentional error, changes in applicable law or unforeseen circumstances, or (B) contemplated by the Related Party Agreement, such as amendments needed to update pricing or other terms as a result of (1) changes in or replacement of an underlying index (such as the consumer price index, producer price index or a third party market price index), (2) expansion or modification of a Facility, (3) changes in a party’s notice or billing address, or (4) changes to any third party contract terms incorporated into or otherwise impacting the terms of the Related Party Agreement;
(vi)    the entering into of a Related Party Agreement (other than a Commercial Agreement as defined below) on commercially reasonable, arms-length terms for goods and/or services of de minimis value, such as, by way of example only and not by way of limitation, (A) sales, leases or loans of equipment or supplies of de minimis value from a Refinery to a Facility or vice-versa, and (B) provision of short-term services of de minimis value;
(vii)    the entering into of a Related Party Agreement (other than a Valero Support Agreement or any Commercial Agreement) on commercially reasonable, arms-length terms providing for payments that fall within the then-applicable budget contained within the Business Plan, so long as such Related Party Agreement has a duration no longer than one year and has been approved by at least one Manager appointed by the Member that is not (and none of whose Affiliates are) a party to the Related Party Agreement, which approval must be in writing and may be evidenced by an email or by such Manager’s execution of the Related Party Agreement on behalf of the Company or its applicable Subsidiary (if he or she is an Officer or officer of the Subsidiary, as applicable, who has authority to execute similar types of agreements with third parties); or

(viii)    the entering into of a Related Party Agreement for the purchase or sale of any feedstocks processed or products produced by the Company or any of its Subsidiaries in the ordinary course of the Business (a “Commercial Contract”), so long as such Commercial Contract is on commercially reasonable, arms-length terms and:
(A)uses flat, index or market pricing and has a term not greater than three months and a quantity of not greater than 375,000 Barrels;
(B)uses index or market pricing and has a term greater than three months but not exceeding one year, so long as the Commercial Manager promptly gives written notice (which may be by email) to the President and Vice President that such Commercial Contract has been entered into (unless the President and Vice President approved the Commercial Contract via email or otherwise in writing before it was entered into); or
(C)uses index or market pricing and has a term greater than one year but not exceeding five years, so long as such Commercial Contract is approved in advance by the full Board.
(b)Quorum. Interested Managers may be counted in determining the presence of a quorum at a meeting of the Board of Managers or of a committee that authorizes the contract or transaction.
(c)Existing Arrangements. The Members acknowledge that (i) DGD and Darling Parent have entered into the Raw Material Supply Agreement, which provides, among other things, for the payment of fees and certain expenses to Darling Parent, (ii) DGD and Valero Parent and/or an Affiliate thereof have entered into the Valero Support Agreements, which provide, among other things, for the payment of management services fees and certain expenses to Valero Parent and/or Affiliates thereof, and (iii) DGD and both Members have entered into the Members Working Capital Facility, which provides, among other things, for the repayment of principal and payment of interest by DGD to both Members. Each Member consents to such agreements and the performance by DGD of its obligations thereunder.
6.8    Adverse Matters. Notwithstanding anything to the contrary in this Agreement, the Members hereby agree that with respect to any dispute, claim, litigation, arbitration, mediation or similar adverse action or proceeding between or involving the Company or any of its Subsidiaries, on the one hand, and any Member or any Affiliate of any Member, on the other hand, the Company shall act at the direction of a majority of the Board of Managers excluding for such purpose all Managers nominated by or otherwise Affiliated with such Member or its Affiliate.
ARTICLE VII
TAX MATTERS
7.1    Preparation of Tax Returns. The Tax Matters Partner or Partnership Representative, as applicable, shall arrange for the preparation and timely filing of all returns required to be filed by the Company. Each Member will upon request supply to the Tax Matters Partner or Partnership Representative, as applicable, all pertinent information in its possession relating to the operations of the Company necessary to enable the Company’s returns to be prepared and filed. Additionally, the Tax Matters Partner or Partnership Representative, as applicable, shall provide all Members their applicable Form 1065, Schedule K-1 information no later than 90 days after the end of the Fiscal Year, and information regarding estimated Taxable income or loss for U.S. federal and, where applicable, state and local income Tax purposes, no later than 15 days prior to each Member’s due date for making the applicable estimate tax payment.
7.2    Tax Elections. Except as provided in Section 7.3(a) (relating to the Tax classification of the Company), the Board of Managers may make, or not make, in its sole and absolute discretion, any Tax election provided under the Code, or any provision of state, local or foreign Tax law. All decisions and other matters concerning the computation and allocation of items of income, gain, loss, deduction and credits among the Members, and accounting procedures not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board of Managers. Any determination made pursuant to this Section 7.2 by the Board of Managers shall be conclusive and binding on all Members.
7.3    Tax Classification of the Company. It is intended that the Company be classified as a partnership for United States federal income Tax purposes.
(a)Certain Tax Elections. The Company shall not file any election pursuant to Regulations Section 301.7701-3(c) to be treated as an entity other than a partnership. The Company shall not elect, pursuant to Section 761(a) of the Code, to be excluded from the provisions of subchapter K of the Code. The Company shall not make an election under Section 168(k)(7) of the Code to not claim the allowance for “bonus” depreciation under Section 168(k)(1) of the Code (i.e., the Company shall claim the allowance for “bonus” depreciation under Section 168(k)(1) of the Code).
(b)Publicly Traded Partnerships. To ensure that interests in the Company are not traded on an established securities market within the meaning of Regulations Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), notwithstanding anything to the contrary in this Agreement:
(i)the Company shall not participate in the establishment of a market or the inclusion of its interests thereon; and
(ii)the Company shall not recognize any Transfer made on any market by:
(A)redeeming the Transferor Member (in the case of a redemption or repurchase by the Company); or
(B)admitting the Transferee as a Member or otherwise recognizing any rights of the Transferee, such as a right of the Transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

7.4    Tax Controversies.
(a)    The Valero Member is hereby designated the Tax Matters Partner for all Taxable Years beginning on or before December 31, 2017, and the Partnership Representative for all Taxable Years beginning on or after January 1, 2018, and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Any Person that the Partnership Representative appoints as the “designated individual” (within the meaning of Treasury Regulation Section 301.6223-1(b)(3)) to interact with the Internal Revenue Service shall be treated as, and subject to the requirements and obligations of, the Partnership Representative for purposes of this Section 7.4. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Partner and Partnership Representative, as applicable, shall keep all Members reasonably informed of the progress of any examinations, audits or other proceedings. The Tax Matters Partner shall give all Members written notice no less than 15 days prior to taking any action under Sections 6222 through 6232 of the Code, as in effect prior to its amendment by the BBA, and the Partnership Representative shall give all Members written notice no less than 15 days prior to taking any action under Sections 6221 through 6241 of the Code as amended by the BBA, except and to the extent that any action is left to the determination of an individual Member under such sections. If any Member objects in writing to the taking of any such action within ten days of which such notice is given, the Tax Matters Partner or Partnership Representative, as applicable, agrees to consult with such objecting Member on such proposed action. If the Tax Matters Partner or Partnership Representative, as applicable, and any objecting Members remain in disagreement on the taking of any such action after such consultation, the Tax Matters Partner or Partnership Representative, as applicable, shall take the action that is recommended by the Board of Managers. Notwithstanding anything to the contrary in this Article VII, the Tax Matters Partner and Partnership Representative shall at all times act at the lawful direction of the Board of Managers.

(b)    If the Company or any entity in which the Company owns an equity interest is held directly liable for any additional income Tax, interest, penalty, or additional amount under the Code as a result of an adjustment to the Company’s or such entity’s federal income Tax returns (such amount, an “Imputed Underpayment”), each Member shall be required, upon 5 days written demand from the Partnership Representative, to pay the Company its share (as reasonably determined by the Board of Managers) of any such Imputed Underpayment. In connection with a determination of each Member’s share of any Imputed Underpayment, the Partnership Representative shall use reasonable efforts to obtain all reductions in any Imputed Underpayment as are legally available under Code Section 6225(c) (as amended by the BBA) in respect of each Member as a result of the Tax status of each Member (and its direct and indirect equity owners) and shall allocate any such Imputed Underpayment, and any applicable reduction under Code Section 6225(c) in such Imputed Underpayment, among the Members in good faith and in a manner which takes into account each Member’s interest in the Company in the reviewed year, each Member’s timely provision of information necessary to reduce under Code Section 6225(c) the amount of the Imputed Underpayment and the Tax status of each Member. For avoidance of doubt, any reduction in any Imputed Underpayment under Code Section 6225(c) resulting from a Member’s

Tax status or otherwise attributable to a specific Member shall reduce only such Member’s allocable share of the total Imputed Underpayment. Any amount not paid by a Member within five days of the date requested by the Partnership Representative under this Section 7.4(b) shall accrue interest at a rate equal to the Base Rate plus five percentage points per annum, compounded quarterly, until paid, and such Member (or former Member) shall also be liable to the Company for any damages resulting from a delay in making such payment when due, and for this purpose the fact that the Company could have paid this amount with other funds shall not be taken into account in determining such damages. Additionally, any such unpaid amounts may, in the discretion of the Board of Managers, be withheld from Distributions otherwise payable to such Member (in which case, such withheld amounts shall be treated as if distributed to such Member and then paid to the Company). Any amounts paid to the Company by a Member pursuant to this Section 7.4(b) shall not be treated as a Capital Contribution for any purposes of this Agreement. The Company shall not elect to apply the partnership audit rules, as added by the BBA, to Taxable Years of the Company earlier than is required (without such election).
(c)Notwithstanding anything to the contrary in this Agreement, each Member shall remain bound by the provisions of this Section 7.4, and all obligations hereunder, which shall survive the termination, dissolution, liquidation, and winding up of the Company or such Member ceasing to be a member of the Company. For purposes of this Section 7.4, the use of the term “Member” or “Members” shall include former Members.
(d)The principles and requirements set forth in this section apply mutatis mutandis to any state, local and foreign Tax audit or Tax proceeding regimes to which the Company becomes subject to the extent that such state, local or foreign Tax audit or Tax proceeding regimes have rules similar to the rules of Sections 6221-6241 of the Code as amended by the BBA.
ARTICLE VIII
TRANSFER OF UNITS; SUBSTITUTE MEMBERS
8.1    Restrictions on Transfers of Units.
(a)No Member, nor any Permitted Transferee of any such Member, shall Transfer any interest in its Units, directly or indirectly, except the Transfer of all, but not less than all, of its Units (i) to a Permitted Transferee or (ii) as permitted or required by Article XI.
(b)The restrictions set forth in this Section 8.1 shall not apply with respect to any Transfer (i) of all, but not less than all, of the Units held by the Valero Member to Valero Parent or any direct or indirect wholly-owned Subsidiary of Valero Parent, (ii) of all, but not less than all, of the Units held by the Darling Member to Darling Parent or any direct or indirect wholly-owned Subsidiary of Darling Parent, (iii) indirectly by the Darling Member pursuant to a merger or consolidation of Darling Parent with or into another Person or indirectly by the Valero Member pursuant to a merger or consolidation of Valero Parent with or into another Person, (iv) of all, but not less than all, of the Units held by the Valero Member in connection with the acquisition of, and directly or indirectly to the acquirer of both the St. Charles Refinery and the Port Arthur Refinery; provided that the Valero Member must require such acquirer to expressly assume the obligations of the Valero Member or its applicable Affiliate under the Services and Utilities Supply Agreements, the Lease Agreements, and if required pursuant to the terms of the

Product Offtake Agreements, the Product Offtake Agreements, as a condition to the closing of such acquisition, (v) by any Member in the case of a Transfer required under Applicable Law (provided that a Transfer by operation of law (including by merger, consolidation or similar transaction) shall not be permitted except as provided under clause (iii) above), (vi) by any Member to secure institutional indebtedness or to secure indebtedness of the Company or any of its Subsidiaries (including, without limitation, DGD), or (vii) in all other cases, with the prior written consent of a Supermajority Interest (Persons described in clauses (i) - (vii) of this Section 8.1(b) being such Member’s “Permitted Transferees” and the Member making any such Transfer being a “Transferring Member”); provided that, in the case of a Transfer to a Permitted Transferee, the restrictions contained in this Section 8.1 shall continue to be applicable to the Units after any such Transfer; provided, further, that any such Transferee shall have agreed in writing to (x) be bound by the provisions of this Agreement affecting the Units so Transferred and the holder thereof, (y) purchase all Company Loans and Member Loans held by the Transferring Member (such purchase to occur simultaneously with the transfer of the Transferring Member’s Units to the Transferee), and (z) assume, honor and perform all of the Transferring Member’s obligations under the Members Working Capital Facility.
(c)It is the intent of the Members that, unless and until such Units are Transferred pursuant to Article XI or clause (iii) or (iv) of Section 8.1(b), all of the Units issued to the Valero Member will be owned, beneficially and of record, by Valero Parent or a direct or indirect wholly-owned Subsidiary thereof and that all of the Units issued to the Darling Member will be owned, beneficially and of record, by Darling Parent or a direct or indirect wholly-owned Subsidiary thereof. Notwithstanding the foregoing, the provisions of this Agreement shall not be avoided by any Member through the disposition by a Person of any interest in its Subsidiary owning, directly or indirectly, the Units. Further, except for any transactions permitted by clause (iii) or (iv) of Section 8.1(b) or Article XI, any transaction resulting in the Units being held by a Person that is not then a direct or indirect wholly-owned Subsidiary of Valero Parent or Darling Parent shall be deemed a material breach of this Agreement by the Member that held such Units prior to such transaction and such Person acquiring such Units shall be deemed an Unadmitted Assignee for purposes of this Agreement. In no event shall any Member Transfer any rights or obligations derived from any Unit(s), it being the intention of the Members that any Unit may be Transferred only as a whole with all attendant voting, consent and economic rights.
(d)Should Valero Parent or any of its direct or indirect Subsidiaries enter into an agreement to sell either the St. Charles Refinery or the Port Arthur Refinery, but not both, to a Person that is not a direct or indirect Subsidiary of Valero Parent (a “Refinery Buyer”), and should the Valero Member so request, the Darling Member will not unreasonably withhold, condition or delay its consent to the Transfer (effective upon the closing of such sale) of one-half of the Valero Member’s Units to the Refinery Buyer, and the Valero Member and the Darling Member will cooperate in a commercially reasonable manner in an effort to agree, within sixty (60) days after the Valero Member’s request, upon the form of an appropriate amendment to, or amendment and restatement of, this Agreement, to be executed by the Valero Member, the Darling Member and the Refinery Buyer (the “New Agreement”) that will (i) become effective upon consummation of such sale, (ii) allocate the Units held by the Valero Member prior to such sale equally between the Valero Member and the Refinery Buyer (such that, under the New Agreement, the Unit Percentage of the Valero Member and the Unit Percentage of the Refinery Buyer will be the same, and will equal one-half of the Unit Percentage of the Valero Member hereunder immediately prior to the effectiveness of the New Agreement), and (iii) be based upon and consistent with this Agreement, but with modifications where warranted to reflect the fact that there will be three Members under the New Agreement, each having rights and obligations in proportion to its Unit Percentage thereunder. In connection with, and as a condition to, any Transfer to a Refinery Buyer contemplated by this Section 8.1(d), the Valero Member must require the Refinery Buyer to, simultaneously with the Transfer, (x) expressly assume the obligations of the Valero Member or its applicable Affiliate under the Services and Utilities Supply Agreement and the Lease Agreement for the Refinery being acquired by the Refinery Buyer, and if required pursuant to the terms of the Operations Agreement and/or the Product Offtake Agreement for such Refinery, those agreements as well, (y) purchase a one-half interest in all Company Loans and Member Loans held by the Valero Member, and (z) assume and agree to honor and perform one-half of the Valero Member’s obligations under the Members Working Capital Facility.
8.2    Void Transfers. Any Transfer by any Member of any Units or other interest in the Company in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other party.
8.3    Substituted Member.
(a)An assignee of any Units or other interest in the Company (or any portion thereof), in accordance with the provisions of this Article VIII, shall become a Substituted Member entitled to all the rights of a Member with respect to such assigned interest if and only if (i) the assignor gives the assignee such right, (ii) a Supermajority Interest has granted its prior written consent to such assignment and substitution, which consent may be withheld in the sole discretion of the Members, and (iii) the assignee has agreed in writing to be bound by the provisions of this Agreement. Notwithstanding clause (ii) above, (x) any Permitted Transferee pursuant to clauses (i)-(iv) of Section 8.1(b) or any Transferee of Units as permitted or required by Article XI (other than in connection with a Terminating Event pursuant to Section 11.4) shall become a Substituted Member entitled to all the rights of a Member with respect to the assigned Units or other interest in the Company without the consent of the Board of Managers or the Members and (y) any Permitted Transferee pursuant to clauses (v)-(vii) of Section 8.1(b) shall become a Substituted Member entitled to all the rights of a Member with respect to the assigned Units or other interest in the Company with the consent of a Supermajority Interest, which consent shall not be unreasonably withheld.
(b)The Company shall be entitled to treat the record owner of any Units or other interest in the Company as the absolute owner thereof and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Units, which assignment is consented to as required by and is permitted pursuant to the terms and conditions of this Article VIII, has been received by and has been recorded on the books of the Company.
(c)Upon the admission of a Substituted Member, Schedule A shall be amended to reflect the name, address and Units and other interests in the Company of such Substituted Member and to eliminate the name and address of and other information relating to the assigning Member with regard to the assigned Units and other interests in the Company.

(d)Notwithstanding anything to the contrary in this Agreement and unless consented to in writing by a Supermajority Interest (which consent shall not be unreasonably withheld), any Member effectuating a Transfer of its Units, whether or not permitted hereunder, shall remain liable under this Agreement with respect to all of the obligations and responsibilities of a Member related to the Units so Transferred (including the obligation to make Required Additional Capital Contributions).
8.4    Effect of Assignment. Following an assignment of an interest that is permitted under this Article VIII, the Transferee of such interest shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such interest, shall succeed to the Capital Account associated with such interest and shall receive allocations and distributions under Article IV and Article X in respect of such interest as if such Transferee were a Member.
8.5    Additional Transfer Restrictions.
(a)Notwithstanding any other provisions of this Article VIII, no Transfer of Units or any other interest in the Company may be made unless in the opinion of counsel (who may be counsel for the Company), satisfactory in form and substance to the Board of Managers and counsel for the Company (which opinion may be waived, in whole or in part, at the discretion of the Board of Managers), such Transfer would not (i) violate any federal securities laws or any state securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred or any applicable federal or state competition laws, (ii) cause the Company to be required to register as an “investment company” under the Investment Company Act of 1940, as amended, or (iii) cause the Company to be deemed to be a publicly traded partnership as such term is defined in Section 7704(b) of the Code.
(b)The Company may require any Transferee of Units to make representations and warranties to the Company in form satisfactory to the Company, regarding any matters deemed necessary or appropriate for compliance with applicable federal or state law or regulation, as a condition to permitting the associated Transfer.
8.6    Legend. All certificated Units will bear the following legend:
“THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED [DATE OF ISSUANCE] AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT OR STATE ACTS OR AN EXEMPTION THEREFROM. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT, DATED AS OF NOVEMBER 1, 2022, AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”) AND BY AND AMONG CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
8.7    Transfer Fees and Expenses. The Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.
8.8    Date of Effectiveness. Any Transfer and any related admission of a Person as a Member in compliance with this Article VIII shall be deemed effective on such date that the Transferee or successor in interest complies in full with the requirements of this Agreement.
ARTICLE IX
PREEMPTIVE RIGHTS
9.1    Preemptive Rights.
(a)In the event that, at any time, the Company or any of its Subsidiaries shall decide to undertake an issuance of New Securities, the Company shall deliver to each Member written notice of the Company’s decision, describing the amount, type and terms of such New Securities (including the exercise price and expiration date thereof in the case of any New Securities in whole or in part in the form of options or warrants), the purchase price per New Security (the “New Securities Price”) to be paid by the purchasers of such New Securities and the other terms upon which the Company has decided to issue the New Securities including the expected closing date of such issuance, which will in no event be more than 60 days or less than 30 days after the date upon which such notice is given (the “Preemptive Notice”).
(b)Each such Member shall have 30 days from the date on which it receives the Preemptive Notice to agree by written notice to the Company (a “Preemptive Exercise Notice”) to purchase up to its pro-rata share of such New Securities at the New Securities Price and upon the general terms specified in the Preemptive Notice and stating in such Preemptive Exercise Notice the maximum quantity of New Securities to be purchased by such Member (including the maximum quantity of New Securities such Member would purchase in the event that another Member does not elect to purchase the full amount of its pro-rata share); provided that if the New Securities Price includes any non-cash consideration, each such Member shall have the option to pay cash in lieu of any such non-cash component equal to its Fair Market Value. In the event that any Member shall for any reason fail or refuse to give such written notice to the Company within such 30-day period, such Member shall, for all purposes of this Section 9.1, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 9.1 to purchase any of such New Securities.

(c)For purposes of this Section 9.1, a Member’s “pro-rata share” means, at any time, the quotient obtained by dividing the number of Units held by such Member at such time by the aggregate number of Units held by all Members at such time (expressly excluding any Units held by any Unadmitted Assignee).
(d)In the event that any Members do not elect to purchase all of their respective pro-rata shares, the New Securities which were available for purchase by such non-electing Members (the “Excess New Securities”) shall automatically be deemed to be accepted for purchase by the Members who indicated in their Preemptive Exercise Notices a desire to participate in the purchase of New Securities in excess of their pro-rata share. Unless otherwise agreed by all such Members participating in the purchase, each Member who indicated a desire to purchase more than its pro-rata share shall purchase a number of Excess New Securities equal to the lesser of (i) the number of Excess New Securities indicated in such Member’s Preemptive Exercise Notice, if any, and (ii) such Member’s pro-rata share of the Excess New Securities (expressly excluding for purposes of such calculation any Units held by Members not electing to purchase New Securities or Excess New Securities and any Units held by any Unadmitted Assignee).

(e)In the event and to the extent that, subsequent to the procedure set forth in Sections 9.1(a)-(d), any New Securities to be issued by the Company or its Subsidiary, as applicable, are not subject to an agreement by and between the Company and any Member(s) to purchase all of such New Securities, the Company shall be free to issue such New Securities to any Person, provided that (i) the price per New Security at which such New Securities are being issued to and purchased by such Person is not less than the New Securities Price and (ii) the other terms and conditions pursuant to which such Person purchases such New Securities are substantially equivalent to the terms set forth in the Preemptive Notice. Any New Securities not issued or sold within 180 days after the date of the Preemptive Notice shall again be subject to the provisions of this Section 9.1.
9.2    Hart-Scott-Rodino. In the event the Hart-Scott-Rodino Antitrust Improvements Act of l976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), are applicable to any Member, the purchase of any New Securities shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member and any time periods set forth in this Agreement for such consummation shall be extended accordingly.
ARTICLE X
DISSOLUTION AND LIQUIDATION
10.1    Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:
(a)the affirmative vote of the Board of Managers together with the consent of the Members holding Units representing 90% of the Units held by all of the Members (expressly excluding any Units held by Unadmitted Assignees);

(b)    the sale or other disposition of substantially all of the assets of the Company and the receipt and distribution of all the proceeds therefrom;
(c)    upon the occurrence of an event whereby the Business is rendered inoperable for a period of 24 consecutive months by reason of acts of God, strikes, lockouts, unavailability of materials, failure of power, prohibitive governmental laws or regulations, riots, insurrections, war or other reason beyond the Company’s reasonable control; provided, however, that the Company shall not be dissolved pursuant to this Section 10.1(c) until, in each of the aforesaid circumstances, the Members have diligently and in good faith sought to abate and remove the circumstances causing such inoperability; and
(d)    the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.
Except as otherwise set forth in this Section 10.1, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.
10.2    Liquidation and Termination.
(a)On the dissolution of the Company, the Board of Managers shall act as liquidator or (in its sole discretion) may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company with all of the power and authority of the Board of Managers. The steps to be accomplished by the liquidators are as follows:
(i)the liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including any Member Loans, any Company Loans and any other loans or advances that may have been made by any of the Members to the Company (other than as Capital Contributions including Company Loans that have been converted to a Capital Contribution pursuant to Section 3.3(b) or 3.3(c)) and all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine);
(ii)after payment or provision for payment of all of the Company’s liabilities has been made in accordance with Section 10.2(a)(i), a final allocation of all items of income, gain, loss and expense shall be made in accordance with Sections 4.3 and 4.4, and all remaining assets of the Company shall be distributed in accordance with Section 4.1(b); and
(iii)any non-cash assets (other than Owned Intellectual Property) which are to be distributed will first be written up or down to their Fair Market Value, thus creating Net Income or Net Loss (if any), which shall be allocated in accordance with Sections 4.3 and 4.4. In making such distributions, the liquidators shall allocate each type of asset (e.g., cash or cash equivalents, securities or other property) among the

Members ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder.
(b)The distribution of cash or property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
(c)Subject to Section 10.2(d), on the dissolution of the Company, any Intellectual Property or Technology owned by the Company or any of its Subsidiaries (“Owned Intellectual Property”) will be allocated as follows:

(i)Unless otherwise agreed by the Darling Member and the Valero Member in writing, on the dissolution of the Company, any Owned Intellectual Property will be jointly owned by the Darling Member and the Valero Member. The Company agrees, and agrees to cause its Subsidiaries, to assign, effective as of the dissolution of the Company, to each of the Darling Member and the Valero Member an undivided, one-half interest in and to all Owned Intellectual Property, free and clear of all liens, such that the Darling Member and the Valero Member will each have an undivided one-half ownership interest in and to the Owned Intellectual Property. On the dissolution of the Company, each of the Darling Member and the Valero Member will be free to fully exploit the Owned Intellectual Property (including to (A) make any modifications, derivative works, enhancements or improvements of or to any Owned Intellectual Property (“Improvements”), (B) develop, make, have made, use, offer to sell, sell, import, export, distribute and otherwise dispose of and exploit any products or services incorporating, based on or derived from, in whole or in part, any Owned Intellectual Property and (C) use, practice, reproduce, perform (both internally and publicly), display (both internally and publicly), license and exploit any Owned Intellectual Property, and distribute copies of any copyrightable works and works of authorship included in the Owned Intellectual Property), each to the same extent as the other, without requiring any approval of, or any notification, reporting, accounting or payment to, the other; provided, however, that neither the Darling Member nor the Valero Member (y) may sell, mortgage, encumber or transfer, or grant any exclusive rights in or to, any Owned Intellectual Property, except for a sale, mortgage, encumbrance or transfer solely of, or grant of exclusive rights solely under, its undivided one-half interest in and to any Owned Intellectual Property (and not under the other’s undivided one-half interest in and to any Owned Intellectual Property) or (z) inhibit the other’s right to freely use and exploit any Owned Intellectual Property as co-owner.
(ii)As between the parties, subject to the joint ownership of any underlying Owned Intellectual Property, (A) the Darling Member will own all right, title and interest in and to any Improvements created, developed or conceived solely by employees or contractors of the Darling Member (either alone or with any third party) after the dissolution of the Company (“Darling Improvements”) and (B) the Valero Member will own all right, title and interest in and to any Improvements created, developed or conceived solely by employees or contractors of the Valero Member (either alone or with any third party) after the dissolution of the Company (“Valero Improvements”). The Darling Member will not have any obligation to make any Darling Improvements available to the Valero Member, and the Valero Member will not have any obligation to make any Valero Improvements available to the Darling Member.
(iii)If, after the dissolution of the Company, either the Darling Member or the Valero Member believes that any Owned Intellectual Property is patentable, the Darling Member or the Valero Member, as applicable, will notify the other in writing, and the Darling Member and the Valero Member will thereafter meet or correspond in good faith as necessary to discuss and agree upon all matters regarding the filing and prosecution of any patent applications in or to such Owned Intellectual Property and the subsequent maintenance, enforcement and defense of any patents issuing thereon (including the party responsible for such prosecution, maintenance, enforcement and defense, the jurisdictions in which any such applications will be filed, the sharing of costs and expenses in connection therewith and the allocation of any recovery in connection with any such enforcement).
(d)The parties acknowledge and agree that, upon dissolution of the Company and DGD, the Valero Parent (or an Affiliate thereof) and the Darling Parent (or an Affiliate thereof) may be entitled to use the rights and assets under or related to any contractual arrangements between the Company and/or DGD (as the successor of Valero Services, Inc.) and UOP, LLC developed for the benefit of the Company and/or DGD, pursuant to this Agreement (the “UOP License”), subject to any required third-party consents; provided, however, that if a party uses the UOP License (the Valero Parent (or an Affiliate thereof) or the Darling Parent (or an Affiliate thereof), as the case may be), such party shall, as a condition to such party’s use of the UOP License, reimburse the other party for 50% of the aggregate costs and expenses incurred in connection therewith.
10.3    Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Board of Managers (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 10.3 and otherwise in accordance with the Delaware Act.
10.4    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2 in order to minimize any losses otherwise attendant upon such winding up.
10.5    Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

10.6    Material Breach. In the event that any Member materially breaches any covenants or obligations in Article VIII or XI or Section 5.8, or intentionally and willfully causes the Company to breach any of its material covenants or obligations in this Agreement, and fails to cure such breach within 30 days of receipt of written notice of such breach, then, in addition to any other remedies that the Company or the other Members may have against such breaching Member, such breaching Member shall become an Unadmitted Assignee as set forth in Section 3.5(b), with no rights of reinstatement as a Member.
ARTICLE XI
CERTAIN AGREEMENTS
11.1    Approved Sale.
(a)At any time after the 20th anniversary of the Port Arthur Facility Commencement Date, either the Darling Member or the Valero Member (the “Triggering Member”) may deliver a notice to the other Member (the “Approved Sale Notice”) that it wishes to effect a Company Sale or a sale of all, but not less than all, of its Units and Equity Securities (in either case, an “Approved Sale”) in accordance with this Section 11.1. The Member that did not deliver the Approved Sale Notice pursuant to the previous sentence (whether the Darling Member or the Valero Member) shall be referred to herein as the “Non-Triggering Member”. In the event that an Approved Sale Notice is delivered in accordance with this Section 11.1(a), the Non-Triggering Member shall have the right, pursuant to a written notice (the “Approved Sale Response Notice”) to the Company and the Triggering Member delivered within 60 days after receipt of the Approved Sale Notice from the Triggering Member, to offer to purchase all, but not less than all, of the outstanding Units and Equity Securities and any Company Loans and Member Loans held by the Triggering Member (the “Triggering Member Sale”) at the price and on the terms and conditions set forth in such Approved Sale Response Notice.
(b)If the Non-Triggering Member makes an offer pursuant to and in accordance with Section 11.1(a) and the Triggering Member accepts such offer within the time period set forth in such Approved Sale Response Notice (which such time period shall be no less than 15 days nor more than 30 days), then the Approved Sale Response Notice shall constitute the legally binding obligation of each Member to complete the Triggering Member Sale on the terms and conditions set forth therein. The form of the definitive agreements relating to such Triggering Member Sale shall be mutually agreed upon and contain the terms and conditions set forth in the Approved Sale Response Notice and such other customary representations, warranties and covenants for transactions similar to the Triggering Member Sale. The Members shall fix a closing date, which must be a Business Day not later than 120 days following the date of delivery of the Approved Sale Response Notice. If the closing date is not so fixed, then such date shall automatically be 120 days following the date of delivery of the Approved Sale Response Notice; provided, however, that if such date is not a Business Day, then such date shall be the next Business Day; provided, further, that if the consummation of the Triggering Member Sale requires the approval of any Governmental Entity, then the closing date may be extended to the first Business Day following the receipt of such approval.
(c)If the Non-Triggering Member fails to deliver, or waives its right to deliver, the Approved Sale Response Notice as set forth in Section 11.1(a) or the Triggering

Member rejects the Non-Triggering Member’s offer as set forth in the Approved Sale Response Notice, then the Non-Triggering Member and the Board of Managers shall, and shall cause the Company and its management to, cooperate in good faith with the Triggering Member to (i) prepare the Company for sale, (ii) engage a financial advisor experienced in the industry and the sale of similar assets to assist in the sale of the Company by drafting an offering memorandum or similar document and soliciting indications of interest from qualified buyers, and (iii) assist such financial advisor in conducting a sale process designed to achieve the highest price possible by actively pursuing such interested and qualified buyers. The Members and the Board of Managers shall cause the Company to provide reasonable access to Company management and facilities and the Company’s books and records and outside auditors for the purpose of (x) providing requested information to the Triggering Member and any financial advisor engaged to assist with the Company Sale, (y) attending meetings with prospective buyers and their financing sources, and (z) providing reasonable access to customary due diligence materials requested by prospective buyers. The Triggering Member shall secure customary confidentiality agreements from any prospective buyer and shall be in breach of its own confidentiality obligations to the Company and the other Member if it fails to do so. The Members and the Company shall require the financial adviser engaged to conduct such sale process to deliver within 90 days (or such other reasonable time period as advised by the financial adviser) of its engagement a report (the “Approved Sale Report”) to the Board of Managers setting forth in detail any indications of interest, and the valuations and any restrictions related thereto, from any such qualified buyer.
(d)Within 60 days after delivery of the Approved Sale Report, the Non-Triggering Member shall have the right, pursuant to a written notice (the “Approved Sale Report Notice”) to the Company and the Triggering Member delivered within such 60-day period, to offer to purchase all, but not less than all, of the outstanding Units and Equity Securities and any Company Loans and Member Loans held by the Triggering Member at a price and on terms and conditions based on the indications of interest and the related valuations of the Company in the Approved Sale Report. If the Triggering Member accepts the Non-Triggering Member’s offer as set forth in the Approved Sale Report Notice, then the Approved Sale Report Notice shall constitute the legally binding obligation of each Member to complete the proposed purchase of such Units and Equity Securities and any Company Loans and Member Loans held by the Triggering Member on the terms and conditions set forth therein. The Members shall fix a closing date, which must be a Business Day not later than 120 days following the date of delivery of the Approved Sale Report Notice. If the closing date is not so fixed, then such date shall automatically be 120 days following the date of delivery of the Approved Sale Report Notice; provided, however, that if such date is not a Business Day, then such date shall be the next Business Day; provided, further, that if the consummation of such sale requires the approval of any Governmental Entity, then the closing date may be extended to the first Business Day following the receipt of such approval.
(e)If the Non-Triggering Member fails to deliver, or waives its right to deliver, the Approved Sale Report Notice as set forth in Section 11.1(d) or the Triggering Member rejects the Non-Triggering Member’s offer as set forth in the Approved Sale Report Notice, then the Members may mutually agree in writing to pursue a Company Sale and the Company and each Member shall use its commercially reasonable efforts to effect such Company Sale to a third party as promptly as practicable based on the indications of interest and the related valuations of the Company set forth in the Approved Sale Report and upon the terms and conditions negotiated by the Company and such third party, which shall be reasonably acceptable to each Member and no less favorable to the Triggering Member than the Non-Triggering Member’s offer as set forth in the Approved Sale Report Notice, if any. The Members and the Company shall fix an outside closing date, which must be a Business Day not later than 120 days (or such other time period agreed to in writing by the Members) following the date of delivery of the Approved Sale Report. If the closing date is not so fixed, then such date shall automatically be 120 days following the date of delivery of the Approved Sale Report; provided, however, that if such date is not a Business Day, then such date shall be the next Business Day; provided, further, that if the consummation of such Company Sale requires the approval of any Governmental Entity, then the closing date may be extended to the first Business Day following the receipt of such approval. The Non-Triggering Member may, at any time, withdraw from the pursuit of a Company Sale pursuant to this Section 11.1(e) and the Triggering Member shall then be entitled to pursue such Company Sale pursuant to Section 11.1(f).
(f)Subject to the Non-Triggering Member’s rights set forth in Section 11.2, if following delivery of an Approved Sale Notice, the Darling Member and the Valero Member do not consummate an Approved Sale or sale of all of the outstanding Units and Equity Securities and any Company Loans held by the Triggering Member pursuant to and in accordance with any of Section 11.1(b), (d) or (e), as applicable, then the Triggering Member shall have the right to require the Non-Triggering Member and the Company to effect a Company Sale to a third party; provided, however, that such Company Sale must be based on the indications of interest by bidders with demonstrable access to funds and at a cash purchase price equal to or higher than the median of the valuations relating to such indications of interest and on customary terms and conditions reasonably acceptable to each Member, but no less favorable to the Triggering Member than the Non-Triggering Member’s offer as set forth in the Approved Sale Response Notice or the Approved Sale Report Notice, if any. Such third party buyer must have demonstrable access to funds allowing it to effect such purchase in cash and must otherwise be qualified to consummate such transaction within the timeframe specified.
(g)If an Approved Sale to a third party is not consummated within one year from the date of delivery of an Approved Sale Notice, the Company shall terminate the sale process for a period of at least six months before the Triggering Member may again exercise its rights under Section 11.1(a); provided, further, that the foregoing termination of the sale process shall not affect or apply to any binding agreement to consummate an Approved Sale to a third party entered into prior to the one-year anniversary of the date of the delivery of an Approved Sale Notice.
11.2    Right of First Refusal.
(a)If, as a result of the Triggering Member’s rights set forth in Section 11.1(f), the Company or the Triggering Member receives a bona fide, binding (as to the Forced Sale Offeror) and fully-negotiated offer, in cash, meeting the requirements set forth in such Section 11.1(f) (the “Forced Sale Offer”) from a Person (the “Forced Sale Offeror”) to effect a Company Sale, the Company and the Members shall be required to effect such Company Sale to the Forced Sale Offeror only after the Non-Triggering Member has first been offered the opportunity to purchase the Triggering Member’s Units, Equity Securities and any outstanding

Company Loans and Member Loans held by the Triggering Member (“Company Interests”) in the manner provided in this Section 11.2.
(b)    If the Triggering Member wishes to effect the Company Sale pursuant to the Forced Sale Offer, then the Triggering Member shall give written notice thereof (the “ROFR Offer Notice”) to the Non-Triggering Member, which such ROFR Offer Notice shall include all of the material terms of the Forced Sale Offer, including the purchase price, payment terms and closing date and related documentation. The ROFR Offer Notice shall constitute an offer (the “ROFR Offer”) by the Triggering Member to sell its Company Interests to the Non-Triggering Member upon substantially the same terms and conditions as those set forth in the ROFR Offer Notice, modified only in so far as is necessary to reflect a sale of the Triggering Member’s Company Interests rather than the entire Company. The Non-Triggering Member may accept the ROFR Offer only by written notice given within 30 Business Days after delivery of the ROFR Offer Notice (the “ROFR Acceptance Period”).
(c)    If the Non-Triggering Member fails to accept the ROFR Offer within the ROFR Acceptance Period, or if prior to the expiration of the ROFR Acceptance Period, the Non-Triggering Member rejects the ROFR Offer, then the Triggering Member shall have the right to require the Non-Triggering Member and the Company to effect a Company Sale to the Forced Sale Offeror in accordance with the Forced Sale Offer. If the Triggering Member wishes to effect the Company Sale to the Forced Sale Offeror on terms materially more beneficial to the Forced Sale Offeror than set forth in the Forced Sale Offer, the Triggering Member shall be required to notify the Non-Triggering Member of such modified terms in accordance with Section 11.2(b) and the Non-Triggering Member will be entitled to exercise its right of first refusal (as set forth in this Section 11.2) as to such amended terms.
(d)    If the Non-Triggering Member accepts the ROFR Offer, then the Triggering Member and the Non-Triggering Member shall consummate the sale of the Triggering Member’s Company Interests pursuant to the terms of the ROFR Offer, including on the closing date set forth therein. If the closing date is not set forth in the ROFR Offer, then such date shall automatically be 90 days following the date of delivery of the ROFR Offer Notice; provided, however, that if such date is not a Business Day, then such date shall be the next Business Day; provided, further, that if the consummation of the such sale requires the approval of any Governmental Entity, then the closing date may be extended to the first Business Day following the receipt of such approval. The Members Working Capital Facility shall be terminated and all Member Loans outstanding thereunder shall be paid off prior to or concurrent with the closing of the sale of the Triggering Member’s Company Interests to the Non-Triggering Member.
(e)    If the Non-Triggering Member accepts the ROFR Offer, but fails to timely consummate the sale within the time period set forth in Section 11.2(d), (i) all rights granted to the Non-Triggering Member under this Section 11.2 shall, ab initio, be null, void and of no force or effect and (ii) all rights of the Non-Triggering Member under this Section 11.2 shall fully and completely terminate, and, accordingly, the Triggering Member shall have no further obligation to send, and the Non-Triggering Member shall have no further rights to receive, any ROFR Offer Notice, such that the Triggering Member may solicit and accept offers from any Persons free of any rights of the Non-Triggering Member, except as set forth in the proviso in Section 11.1(f) and Section 11.3.
11.3    Approved Sale Requirements.
(a)If an Approved Sale is a Company Sale pursuant to Section 11.1(e) or (f) or Section 11.2 and such Company Sale is structured as a sale of assets, merger or consolidation, then each Member shall vote for or consent to, and waive any dissenters’ rights, appraisal rights or similar rights in connection with, such sale, merger or consolidation. If such Company Sale is structured as a Transfer of Units, then each Member shall Transfer all of its Units and rights to acquire Units. Each Member shall take all reasonably necessary or desirable actions in connection with the consummation of such Company Sale, including executing a document or documents in customary form required to effect such sale (a “Sale Contract”).
(b)The obligations of the Members with respect to a Company Sale pursuant to Section 11.1(e) or (f) or Section 11.2 are subject to the satisfaction of the following conditions: (i) each Member shall receive the same form of consideration or, if any holders of a class or type of Units are given an option as to the form or amount of consideration to be received, each holder of such class or type of Units shall be given the same option; (ii) each holder of then currently exercisable rights to acquire Units shall be given an opportunity to exercise such rights prior to the consummation of such Company Sale and participate in such sale as a holder of such Units; (iii) the consideration payable upon consummation of such Company Sale to all Members in respect of their Units shall be apportioned (subject to adjustment, deduction and/or holdback for Company expenses, purchase price adjustments, escrow amounts, purchase price holdbacks, indemnity obligations and other similar items) among the Members in respect of their Units that are subject to such Company Sale in accordance with the distribution priorities set forth in this Agreement, after giving effect to all prior Distributions; (iv) the final terms and conditions of such Company Sale shall be no less favorable to the Members than those set forth in the Approved Sale Response Notice or the ROFR Offer Notice, if any; and (v) representations and warranties made by each Member shall be limited to (A) its due authorization to enter into a Sale Contract and (B) its ownership of its Units, free and clear of all liens, claims and encumbrances. Further, as a condition to each Member’s obligation to consummate a Company Sale, the Members Working Capital Facility will be terminated and all Member Loans outstanding thereunder will be paid off prior to or concurrent with the closing of such transaction.
(c)Each Member shall pay its pro-rata share of the reasonable expenses incurred in connection with an Approved Sale and shall be obligated to join in any customary indemnification, escrow, holdback or other obligations that the Triggering Member agrees to provide or undertake in connection with a Company Sale pursuant to Section 11.1(e) or (f) or Section 11.2 (other than any such obligations that relate specifically to a particular Member such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of Units); provided that no Member shall be obligated in connection with any Approved Sale to agree to indemnify or hold harmless the purchaser(s) with respect to an amount in excess of the net cash proceeds paid to such Member in connection with such Approved Sale.

11.4    Involuntary Transfers.
(a)Upon the occurrence of any actual involuntary Transfer including, without limitation, pursuant to foreclosure or similar Transfer pursuant to a pledge, mortgage or other encumbrance of a Unit or other interest in the Company to secure a debt or other obligation, or pursuant to a judicial order, legal process, execution or attachment or in connection with any proceeding by or against any Member under any bankruptcy or insolvency law (a “Terminating Event”), then such Member (or its transferee if such Transfer has occurred, the “Subject Member”) shall promptly deliver written notice of such event to the Company and the other Member (the “Nonsubject Member”) and be deemed as of the date of occurrence of such Terminating Event to have made an offer to sell, and the Company and the Nonsubject Member shall have the right to purchase, such Member’s Units and Equity Securities (collectively, the “Subject Units”) and such Subject Member shall be bound to sell to the Company and/or the Nonsubject Member, for the Fair Market Value of such Subject Units.
(b)Commencing with the date of such notice, the Company shall have the first option for a period of 30 days (the “Company Option Period”) to agree in writing to purchase all or any portion of the Subject Units, subject to the remaining provisions of this Section 11.4. The Company shall have the right to assign its rights under this Section 11.4 to any other Person.
(c)If the Company does not enter into a written agreement to purchase the Subject Units within the applicable time period described above, or if it enters into a written agreement to purchase less than all of the Subject Units, the Company shall notify the Nonsubject Member on or before the expiration of the Company Option Period of the Nonsubject Member’s option to purchase all of or the remaining Subject Units, as the case may be. Commencing with the date of such notice, the Nonsubject Member shall have the option for a period of 30 days to agree in writing to purchase all or any portion of the Subject Units as to which the Company has not exercised its option, subject to the remaining provisions of this Section 11.4.
(d)If the Company and/or the Nonsubject Member elect to purchase a portion or all of the Subject Units, a closing of all such purchases and sales shall be held on or before the date that is 60 days after the date of the Company’s notice to the Nonsubject Member pursuant to Section 11.4(c). At such closing, the Subject Member will transfer the Subject Units to be sold to the Company and/or the Nonsubject Member, free and clear of any encumbrances.

(e)Notwithstanding anything to the contrary in this Section 11.4, if, at the end of the option periods described above, less than all of the Subject Units have been purchased by the Company and/or the Nonsubject Member, then the right to exercise such options shall expire as to the Subject Units not purchased by the Company and/or the Nonsubject Member. The Subject Member and any Person who holds the Subject Units after application of this Section 11.4 (other than the Nonsubject Member that purchased pursuant to its rights as set out above) shall comply with the applicable requirements set forth in this Agreement relating to Transfers of Units. In no event shall the Person who then holds the Subject Units be admitted as a Member without the consent of a Supermajority Interest.

(f)Within 15 days after receipt of notice of a Terminating Event, the Company shall appoint an independent appraiser for the Subject Units (the “Appraiser”). The Appraiser shall be an expert who is generally recognized as being experienced in the industry and as having current competence in the valuation of assets similar to the Subject Units. The Appraiser shall be independent and shall not have had recent engagements with the Company, the Subject Member or the Nonsubject Member. The fees and expenses of the Appraiser shall be paid by the Subject Member. The Appraiser shall be instructed to determine, within 45 days of its appointment, the Fair Market Value of the Subject Units being appraised. The Members and the Board of Managers shall cause the Company to provide reasonable access to Company management and facilities and the Company’s books and records and outside auditors for the purpose of providing requested information to the Appraiser. The Fair Market Value determination of the Appraiser shall constitute the Fair Market Value of the Subject Units for purposes of any written agreement to purchase such Subject Units. The Appraiser shall furnish the Company, the Subject Member and the Nonsubject Member with a written report of its determination within the 45-day period referenced above. Notwithstanding anything to the contrary in this Section 11.4, any written agreement to purchase any or all of the Subject Units shall be conditioned upon the applicable purchaser’s approval of the Appraiser’s Fair Market Value determination of such Subject Units; provided, that if the applicable purchaser does not agree to the Appraiser’s Fair Market Value valuation, the Subject Member shall not be required to sell such Subject Units hereunder and the provisions of Section 11.4(e) shall apply.
11.5    Performance; Cooperation. In connection with any specific performance remedy available under this Article XI and Applicable Law, each Member agrees that the judge presiding over the court having jurisdiction over the specific performance remedy shall be entitled to order the appropriate Member or other Person to execute all necessary documents and to further appoint an appropriate Person to be authorized to execute such documents on behalf of the defaulting Member or other Person. Each Member agrees to (and to cause its Affiliates to) cooperate and to take all reasonable actions and execute all documents reasonably necessary or appropriate to facilitate and accomplish any of the transactions described in or contemplated under this Article XI.
11.6    Non-Solicitation. Except as set forth herein, (i) each Member, by and on behalf of itself and its respective controlled Affiliates, covenants that it shall not, and its controlled Affiliates shall not, directly or indirectly for so long as such Member remains a Member without the written consent of the other Member and for a period of two years thereafter, solicit, encourage to leave employment, or hire any employee of the Company or any employee of the other Member and such other Member’s Affiliates and (ii) the Company shall not, and the Members shall not permit the Company to, directly or indirectly, solicit, encourage to leave employment, or hire any officer or employee of any Member or such Member’s Affiliates, for so long as a Member remains a Member and for a period of two years thereafter; provided, however, that the foregoing shall not prohibit (i) the Company, any Member or any of their respective Affiliates from soliciting or employing any individual who has received notice of termination from, or has ceased to be employed by, the Company, any Member or any Affiliates of a Member prior to the first time such individual discussed employment by such party with any representative of the Company, any Member or any of their respective Affiliates, and (ii) the Company, any Member or any of their respective Affiliates from employing an individual who responds to a general solicitation of employment by such party.

11.7    Insurance. The Members agree to cause the Company to acquire and maintain insurance coverage of the types and in the amounts as may be required to be obtained by the Company’s lenders and/or landlord from time to time, and in any event shall be at least of types and amounts, on forms of policies and endorsed, from issuers having minimum ratings, as obtained by similar manufacturing businesses operating in similar locations using prudent business practices, as determined by the current market.
11.8    Required Payments and Actions. All payments and other actions or documents required to be paid, delivered, received or taken on or prior to a specified date herein shall be so paid, delivered, received or taken on or prior to the specified or required date unless such date is extended in writing by the Member entitled to such performance or payment and failure to make such payment or performance by such date shall be a default under this Agreement by such party. The applicable non-defaulting party shall be entitled to all available legal and equitable remedies against the defaulting party, including specific performance of the defaulting party’s obligations and recovery of all losses of the non-defaulting party caused by the applicable default (including attorney’s fees, costs, expenses and disbursements paid or incurred in any legal or equitable action).
ARTICLE XII
STANDARD OF CARE; EXCULPATION; INDEMNIFICATION
12.1    Standard of Care. In the performance of their respective duties under this Agreement, and with respect to any action taken by the Members, Managers or Officers on behalf of or with respect to the Company, the Members, Managers and Officers shall use reasonable, good faith efforts to conduct the business of the Company in a good and businesslike manner. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE MEMBERS, MANAGERS AND MEMBER OFFICERS OF THE COMPANY SHALL NOT HAVE ANY DUTIES (FIDUCIARY OR OTHERWISE), OBLIGATIONS OR LIABILITIES TO THE COMPANY OR ANY OF THE MEMBERS EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR AS EXPRESSLY SET FORTH IN ANY OTHER WRITTEN AGREEMENT BETWEEN OR AMONG ANY OF THEM.
12.2    Exculpation. No Manager, Officer, Member, Affiliate of a Member, any of their respective direct or indirect officers, directors, equityholders, employees or managers or any liquidating trustee or fiduciary of the Company (each a “Covered Person”) shall be liable to the Company or any Member under any theory of law, including tort, contract or otherwise (INCLUDING A COVERED PERSON’S OWN NEGLIGENCE OR GROSS NEGLIGENCE) for any loss, damage or claim incurred by reason of any act or omission by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, including any such loss, damage or claim attributable to errors in judgment, negligence or gross negligence or other fault of such Covered Person, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of Culpable Acts of such Covered Person. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the

Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid. IN NO EVENT WILL A COVERED PERSON BE LIABLE TO THE COMPANY OR ANY MEMBER FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR ANY OTHER NON-DIRECT DAMAGES INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR FUTURE REVENUES, COST OF CAPITAL, LOSS OF BUSINESS REPUTATION OR OPPORTUNITY OR ANY CLAIM OR DEMAND AGAINST THE COMPANY BY ANY OTHER PARTY DUE TO ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE COVERED PERSON’S OWN NEGLIGENCE OR GROSS NEGLIGENCE), EVEN IF A COVERED PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.3    Indemnification.
(a)Third Party Actions, Suits and Proceedings. Each Covered Person who was or is made a party or is threatened to be made a party to or is involved in or participates as a witness with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he, she or it or a Person of whom he, she or it is the legal representative, is or was a Member, Manager or Officer of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee, fiduciary, or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise (hereinafter a “proceeding”), shall be indemnified and held harmless by the Company at all times to the fullest extent permitted by the Delaware General Corporation Law, as if it were applicable to the Company and as in effect from time to time, against all expenses (including attorneys’, experts’ and consultants’ fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in compliance with the provisions of this Agreement and Applicable Law, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in compliance with the provisions of this Agreement or Applicable Law, or, with respect to any criminal action or proceeding that the Person had reasonable cause to believe that his, her or its conduct was unlawful. THE FOREGOING INDEMNITY IS INTENDED TO INDEMNIFY EACH COVERED PERSON FOR SUCH PERSON’S OWN ACTS OR OMISSIONS, INCLUDING NEGLIGENCE (WHICH SHALL INCLUDE GROSS NEGLIGENCE), AND SHALL APPLY IRRESPECTIVE OF ANY CLAIM OF CONCURRENT OR CONTRIBUTORY NEGLIGENCE ON THE PART OF SUCH COVERED PERSON.
(b)Actions by the Company. The Company shall indemnify at all times to the fullest extent permitted by the Delaware General Corporation Law, as if it were applicable to the Company and as in effect from time to time, any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Covered

Person is or was a Member, Manager or Officer of the Company, or is or was serving at the request of the Company as a manager or director, officer, employee, fiduciary or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’, experts’ and consultants’ fees and disbursements) actually and reasonably incurred by such Covered Person in connection with the defense or settlement of such action or suit if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in compliance with the provisions of this Agreement and Applicable Law and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been finally adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)    Rights Non-Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 12.3 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, provision of this Agreement, any other agreement, any vote of Members or disinterested Managers, or otherwise.
(d)    Insurance. The Company shall maintain insurance, at its expense, on its own behalf and on behalf of any Person who is or was a Covered Person or was serving at the request of the Company as a manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him, her or it and incurred by him, her or it in any such capacity, whether or not the Company would have the power to indemnify such Person against such liability under this Section 12.3.
(e)    Expenses. Expenses incurred by any Covered Person described in Section 12.3(a) or Section 12.3(b) in defending a proceeding shall be paid by the Company in advance of such proceeding’s final disposition upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be found in a final, non-appealable decision of a court of competent jurisdiction that he, she or it is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Managers deems appropriate.
(f)    Employees and Agents. Individuals who are not covered by the foregoing provisions of this Section 12.3 and who are or were employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Managers.
(g)    Contract Rights. The provisions of this Section 12.3 shall be deemed to be a contract right between the Company and each Covered Person who serves in any such capacity at any time while this Section 12.3 and the relevant provisions of the Delaware Act or other Applicable Law are in effect, and any repeal or modification of this Section 12.3 or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing. The indemnification and other rights provided for in this Section 12.3 shall inure to the benefit of the successors, assigns, heirs, executors and administrators of any Covered Person entitled to such indemnification. The Company shall indemnify any such Covered Person seeking indemnification in connection with a proceeding initiated by such Covered Person only if such proceeding was authorized by the Board of Managers.
(h)    Merger or Consolidation; Other Enterprises. For purposes of this Section 12.3, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its members, managers, directors, officers, fiduciaries and employees or agents, so that any Person who is or was a member, manager, director, officer, fiduciary, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a member, manager, director, officer, fiduciary, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 12.3 with respect to the resulting or surviving company as he, she or it would have with respect to such constituent company if its separate existence had continued. For purposes of this Section 12.3, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a member, manager, director, officer, fiduciary, employee or agent of the Company that imposes duties on, or involves services by, such member, manager, director, fiduciary, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Section 12.3.
(i)    No Member Recourse. Notwithstanding anything to the contrary in this Agreement, any indemnity by the Company relating to the matters covered in this Section 12.3 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final, non-appealable decision of a court of competent jurisdiction to have personal liability on account thereof) or any Member’s officers, directors, stockholders, members, partners, employees or Affiliates shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.
ARTICLE XIII
GENERAL PROVISIONS
13.1    Power of Attorney. Each Member hereby constitutes and appoints the Board of Managers and any duly appointed liquidating trustee, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof which the Board of Managers deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (ii) all instruments which the Board of Managers deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents which the Board of Managers or any duly appointed liquidating trustee deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement and Applicable Law, including a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article III, Article VIII and Article XI. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of its Units and shall extend to such Member’s permitted successors and assigns.
13.2    Amendments. Except as otherwise expressly provided herein, including Section 5.7(b), this Agreement may be amended, modified or waived only by the Company with the written consent of a Supermajority Interest; provided, however, that any amendment, modification or waiver that materially and adversely affects a Member disproportionately as compared to the other Member (based solely on the respective number of Units held by such Member as compared to the other Member) shall require the prior written consent of the Member so adversely affected. Any such amendment, modification or waiver in accordance with this Section 13.2 shall be binding on all Members.
13.3    No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property or the right to own or use particular or individual assets of the Company.
13.4    Remedies. Subject to Sections 5.8 and 13.20, each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Applicable Law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and, subject to Sections 5.8 and 13.20, to exercise all other rights granted by Applicable Law.
13.5    Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

13.6    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
13.7    Counterparts. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
13.8    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
13.9    Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) telecopied to the recipient with confirmation of delivery or delivered by other form of electronic transmittal customarily used for such communication that permits retention of an electronic copy of such notice and verification of receipt (in each case with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied or so delivered electronically before 5:00 p.m. New York, New York time on a Business Day, and otherwise on the next Business Day, or (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board of Managers or the Company shall be deemed given if received by the Board of Managers at the principal office of the Company designated pursuant to Section 2.5.
13.10    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, Distributions, capital or property other than as a secured creditor.
13.11    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

13.12    Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
13.13    Entire Agreement. This Agreement and those documents expressly referred to herein that have been entered into prior to or concurrently herewith embody the complete agreement and understanding among the parties with respect to the subject matter hereof, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Notwithstanding the foregoing and for the avoidance of doubt, any actions taken by any Officer, the Board or the Members after the Effective Date under and/or with reference to the Second Amended and Restated LLC Agreement are hereby ratified and affirmed and are valid and in full force and effect as fully as if they had been made under and/or with reference to this Agreement.
13.14    Delivery Electronically. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, an image in .pdf format transmitted via email, or other form of electronic transmission producing a facsimile of the signing party’s signature, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine, email, or other form of electronic communication to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, email, or other form of electronic communication as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
13.15    Survival. Sections 6.6, 12.2, 12.3, 13.9 and 13.20 shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement, the dissolution of the Company or any withdrawal or resignation of any Officer or other Covered Person.
13.16    Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose any Member’s name or identity as an investor in the Company or any Subsidiary in any press release or other public announcement or in any document or material filed with any Governmental Entity, without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed), unless such disclosure is required by Applicable Law or by order of a court of competent jurisdiction (a “Requisite Public Disclosure”), in which case prior to making such disclosure the Company shall use its reasonable best efforts (which may include the incurrence of reasonable expenses) to give written notice to such Person describing in reasonable detail the proposed content of such disclosure and to permit such Person a reasonable period of time given the circumstances and requirements of such Requisite Public Disclosure to review and comment upon the form and substance of such disclosure.
13.17    Reports.
(a)The Company shall use reasonable efforts to deliver or cause to be delivered to each Member the following:

(i)Within 25 days after the end of each calendar month, unaudited monthly consolidated balance sheets and statements of income for the Company and its Subsidiaries;
(ii)Within 25 days after the end of each of the first, second and third Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet, statement of operations and statement of cash flows of the Company and its Subsidiaries as of and for the applicable Fiscal Quarter;
(iii)Within 45 days after the end of each subsequent Fiscal Year, an audited consolidated balance sheet, statement of operations and statement of cash flows of the Company and its Subsidiaries as of and for such Fiscal Year, together with an annual report containing a statement of changes in such Member’s equity and the Member’s Capital Account balance for such Fiscal Year (if any);
(iv)Copies of all written materials (including copies of meeting minutes) given to Managers in connection with any meeting of the Board of Managers or any committee thereof, at the time any such materials are delivered to such Managers; and
(v)A copy of the Business Plan promptly upon its approval.
Reports delivered pursuant to this Section 13.17 may be delivered either in hard copy form or, in the Board of Manager’s discretion, electronically; provided that any Member may, upon request, specify that such reports shall be delivered to it in hard copy form.
(b)    The Company shall use reasonable best efforts to deliver or cause to be delivered:
(i)within 40 days after the end of each Fiscal Year, to each Person who was a Member at any time during such Fiscal Year, all information necessary for the preparation of such Person’s United States federal and state income Tax returns; and
(ii)within 40 days after the end of each Fiscal Year, to each Person who was a Member at any time during such Fiscal Year (other than any Member entitled to receive such information pursuant to Section 13.17(a)(iii)) an annual report containing a statement of changes in such Member’s equity and such Member’s Capital Account balance for such Fiscal Year (if any).
(c)    The Company will provide each Member with all information such Member may reasonably require in order to file Tax returns in jurisdictions other than the United States solely as a result of such Members’ participation in the Company.
(d)    The Company will use commercially reasonable efforts to inform the Members of the amount of Taxes paid, if any, by the Company, during any calendar year, to countries other than the United States that are attributable to income allocated to Members as a result of the Members’ participation in the Company. The Company will use commercially reasonable efforts to provide such information to the Members within ten days of the date of any such payment.
13.18    Exclusive Jurisdiction. Subject to Section 13.20 and without waiving the same, each of the parties hereto hereby submits to the exclusive jurisdiction of any state court sitting in Houston, Texas, in any action arising out of or relating to this Agreement and agrees that all claims in respect of such action may be heard and determined in any such court. Each party hereto also agrees, subject to Section 13.20 and only to the extent expressly permitted herein, not to bring any action arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.
13.19    Confidentiality.
(a)The provisions of this Agreement (including the exhibits and schedules hereto), any mediation or arbitration proceedings pursuant hereto (including any outcome thereof or awards related thereto) and all proprietary information pertaining to the Business, financial condition, strategies, plans, policies, inventions, trade secrets, Intellectual Property, computer programs, projections, pricing, or processes of the Company or provided or disclosed by the Company to a Member, or by one Member to another Member or by the Company or a Member to such Member’s or the other Member’s directors, officers, partners, employees, advisors or agents, shall be confidential, and shall not be disclosed or otherwise released to any other Person without the unanimous written consent of the Members; provided, however, that any Member may disclose any such information, on a “need to know” basis, to (i) the members, managers, directors, officers, partners, employees, counsel, auditors, consultants, lenders, liquidators, trustees, fiduciaries, insurance providers and brokers of such Member and its Affiliates, and to credit rating agencies, (ii) its institutional financing sources and (iii) as required in order to file such Member’s applicable Tax returns.
(b)The obligations of a Member under Section 13.19(a) shall not apply to confidential information (i) that is received by such Member from a Person who is not a Member or related to a Member and who has the right to give the information to such Member and who does not require that such Member keep such information confidential, (ii) that is or becomes public knowledge through no fault of such Member, (iii) the disclosure of which is required by Applicable Law or (iv) that a Member is required to disclose pursuant to the rules and regulations of the SEC; provided, that prior to disclosing confidential information pursuant to clause (iii) of this Section 13.19(b), such Member shall give timely notice to the Company and the other Member, which shall describe the information proposed to be disclosed and state the basis upon which such disclosing Member believes the information is required to be disclosed, all so that the Company may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and the Member will cooperate with the Company (at the Member’s sole cost and expense) to obtain such protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained or the Company waives compliance with the relevant provisions of this Agreement, the Member will disclose only that portion of the above referenced information which, in the reasonable opinion of its legal counsel, is legally required to be disclosed and the Member will use its reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.
(c)The covenants and undertakings contained in this Section 13.19 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 13.19 will cause irreparable injury to the non-breaching Member, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 13.19 will be inadequate. Therefore, the non-breaching Member will be entitled to entry of an injunction, a restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 13.19 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 13.19 are cumulative and in addition to any other rights and remedies which the non-breaching Member may have hereunder or at law or in equity.
(d)The obligations of the Members under this Section 13.19 shall (i) survive any withdrawal or resignation of a Member and (ii) terminate upon the termination of the Company in accordance with Section 2.6, except as to the Company’s Intellectual Property, which shall continue indefinitely.
13.20    Arbitration; Dispute Resolution. Except (i) as specifically provided otherwise in Section 5.8, (ii) as necessary to enforce any arbitral award, or (iii) as necessary to secure injunctive relief with respect to the enforcement of Section 5.4(a), Section 9.1 and Section 13.19, any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this Section 13.20) arising out of or related to this Agreement (excluding only the matters covered by Section 5.8(c)), or the breach or termination of this Agreement (any such controversy or claim, a “Dispute”) will be resolved in accordance with the terms, conditions, rules and procedures set forth on Exhibit C attached hereto. The Members acknowledge and agree that this Section 13.20 is intended to cover controversies and claims that could otherwise be resolved through litigation and is not intended as a dispute resolution for conflicts among the Members or Managers regarding decisions to approve or disapprove matters requiring such approval.
13.21    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY DISPUTE OF ANY NATURE WHATSOEVER THAT MAY ARISE BETWEEN THEM, INCLUDING THOSE DISPUTES RELATING TO OR INVOLVING, IN ANY WAY THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE PARTIES, THE PROVISIONS OF ANY FEDERAL, STATE OR LOCAL LAW, REGULATION OR ORDINANCE NOTWITHSTANDING. By execution of this Agreement, each of the parties hereto acknowledges and agrees that such party has had an opportunity to consult with legal counsel and that such party knowingly and voluntarily waives any right to a trial by jury of any dispute pertaining to or relating in any way to the transactions contemplated by this Agreement, the provisions of any Applicable Law notwithstanding.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the Effective Date.
DIAMOND GREEN DIESEL HOLDINGS LLC

By:    /s/ Robert L. Caldwell, Jr.
Name:        Robert L. Caldwell, Jr.

Title:        Secretary

Signature Page to
Diamond Green Diesel Holdings LLC
Third Amended and Restated
Limited Liability Company Agreement

MEMBERS:
DARLING GREEN ENERGY LLC

By:    /s/ John F. Sterling
Name:        John F. Sterling

Title:        EVP

DIAMOND ALTERNATIVE ENERGY, LLC

By:    /s/ Eric Honeyman
Name:        Eric Honeyman

Title:        VP Renewables

Signature Page to
Diamond Green Diesel Holdings LLC
Third Amended and Restated
Limited Liability Company Agreement

SCHEDULE A

Member	Number of Units Held	Unit Percentage
Darling Member Darling Green Energy LLC	5,404,386	50%
Valero Member Diamond Alternative Energy, LLC	5,404,386	50%

    Sch A-1

EXHIBIT A
AUTHORIZED SENIOR EXECUTIVE OFFICERS

Darling Member:
The then current Chief Executive Officer of Darling Ingredients Inc.
Valero Member:
The then current Chief Executive Officer of Valero Energy Corporation.

    Ex A-1

EXHIBIT B
EXPEDITED ARBITRATION PROCEDURES
1.Rules. Any dispute to which this Exhibit B applies will be conducted pursuant to the then current CPR Institute Rules for Non-Administered Arbitration of Business Disputes and this Exhibit B. In the event of a conflict between the CPR Rules and this Exhibit B, this Exhibit B will govern. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, to the exclusion of any provision of Applicable Law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction in accordance with Section 13.18 of this Agreement.
2.Disputes. If a dispute arises to which this Exhibit B applies, any Member may send an Arbitration Notice with respect thereto to the other applicable parties, with a copy thereof to the regional office of the CPR Institute covering Houston, Texas. The Arbitration Notice shall contain a brief description of the nature of the dispute, the name of an arbitrator proposed by the Member sending such Arbitration Notice, and any business, personal or other relationship or affiliation between such Member and the proposed arbitrator.
3.Selection of Arbitrator. If any party receiving the Arbitration Notice objects for any reason to the arbitrator proposed therein, such party may, on or before the fifth Business Day following delivery of the Arbitration Notice, notify the sending Member of such objection. The parties shall attempt to agree upon a mutually acceptable arbitrator, but for each arbitrator nominated, each party shall promptly disclose to the other any business, personal or other relationship or affiliation that may exist between such party and such proposed arbitrator. If they are unable to mutually agree on an arbitrator within five Business Days following delivery of such notice of objection, either party may request the regional office of the CPR Institute covering Houston, Texas to promptly designate the arbitrator. If the regional office of the CPR Institute covering Houston, Texas has not designated an arbitrator within ten Business Days following delivery of a request from either party, either disputing party may request in writing the judge of the United States District Court for the Southern District of Texas senior in term of service to promptly appoint an arbitrator. If the arbitrator so chosen shall die, resign or otherwise fail or becomes unable to serve as arbitrator, a replacement arbitrator shall be chosen in accordance with this Exhibit B. The arbitrator shall be qualified by his or her education, experience and training to resolve the disputed matters. The arbitrator may not be a current or former employee of either disputing party or any Affiliate thereof or otherwise have a stake in the outcome of the dispute.
4.Conduct of Arbitration. Any arbitration hearing shall be held in Houston, Texas. The arbitrator shall fix a reasonable time and place for the hearing and shall determine the matters submitted to it pursuant to the provisions of this Agreement in a timely manner; provided, however, if the arbitrator shall fail to conclude the hearing to determine the issue in dispute within 30 Business Days after the selection of the arbitrator, then either party shall have the right to require a new arbitrator to be selected pursuant to this Exhibit B unless such party’s action shall have substantially contributed to the delay.
    Ex B-1

5.Except as expressly provided to the contrary in this Agreement, the arbitrator shall have the reasonable and necessary power (i) to gather such materials, information, testimony and evidence as it deems relevant to the dispute before it (and each party will provide such materials, information, testimony and evidence reasonably requested by the Arbitrator, except to the extent any information so requested is subject to an attorney-client or other statutory or legally-recognized privilege), (ii) to issue or cause to be issued subpoenas (but, the arbitrator will only be entitled to issue a subpoena directed to a third party to the extent material and relevant to a determination of a dispute under Section 13.20 of this Agreement for the attendance of witnesses and for the production of books, records, documents and other evidence, (iii) to establish the limits and timing of any discovery between the parties in question on a reasonable, expedited basis (e.g., the number of interrogatories and requests for admission to be answered, the number and duration of any depositions to be taken, the type and number of documents to be produced or disclosed, etc.), and (iv) to administer oaths. Subpoenas so issued shall be served, and upon application to the court by a party or the arbitrator, enforced, in the manner provided by Applicable Law for the service and enforcement of subpoenas in a civil action.
6.The parties may also retain, with the consent of the arbitrator, one or more experts to assist the arbitrator. Each party may also retain one or more experts. Each party shall identify and produce a report from any experts from whom it will produce testimony and/or evidence at the arbitration hearing at least ten Business Days prior to the commencement of the hearing. Rebuttal experts shall be named at least ten Business Days prior to the commencement of the hearing.
7.At least ten Business Days prior to the commencement of the hearing, the parties shall exchange witness lists containing the names, addresses and phone numbers of the witnesses the party expects to call. Except for good cause, only those individuals who appear on a witness list may be called as a witness.
8.The parties shall exchange copies of exhibits and designated deposition testimony at least five Business Days prior to the commencement of the hearing.
9.The arbitrator shall render a written decision within five Business Days of the conclusion of the hearing. The arbitrator shall have jurisdiction and authority to interpret and apply the provisions of this Agreement only insofar as shall be necessary in the determination of the dispute, but the arbitrator shall not have jurisdiction or authority to add to or alter in any way the provisions of this Agreement. The arbitrator’s decision shall govern and shall be final, nonappealable (except to the extent provided in the Federal Arbitration Act) and binding on the parties hereto pursuant to the United States Arbitration Act and the arbitrator’s written decision may be entered in any court having appropriate jurisdiction. THE ARBITRATOR AND ANY COURT ENFORCING THE AWARD OF THE ARBITRATOR SHALL NOT HAVE THE RIGHT OR AUTHORITY TO AWARD CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES TO EITHER DISPUTING PARTY EXCEPT TO THE EXTENT SUCH DAMAGES CONSTITUTE REIMBURSEMENT OF AMOUNTS DUE BY ONE DISPUTING PARTY TO THE OTHER AS A RESULT OF THE FORMER’S INDEMNIFICATION OBLIGATIONS UNDER THE PROVISIONS OF THIS AGREEMENT.
10.The responsibility for paying the costs and expenses of the arbitration, including compensation to the arbitrator, shall be allocated among the parties in a manner determined by the arbitrator to be fair and reasonable under the circumstances. Each party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the arbitrator determines that compelling reasons exist for allocating all or a portion of such costs and expenses otherwise.
    Ex B-2

EXHIBIT C
DISPUTE RESOLUTION
1.    Applicability. Any dispute to which this Exhibit C applies shall be settled by arbitration in accordance with the then current CPR Institute Rules for Non-Administered Arbitration of Business Disputes and this Exhibit C. In the event of a conflict between the CPR Rules and this Exhibit C, this Exhibit C will govern. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, to the exclusion of any provision of Applicable Law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.
2.    Disputes. If a dispute arises to which this Exhibit C applies, any Member may send an Arbitration Notice with respect thereto to the other applicable parties, with a copy thereof to the regional office of the CPR Institute covering Houston, Texas. The Arbitration Notice shall contain a brief description of the nature of the dispute and the name of the arbitrator appointed by the Member sending such Arbitration Notice.
3.    Selection of Arbitrator.
(A)    Within five days after delivery of the Arbitration Notice, the other Member shall appoint an arbitrator in writing to the other parties, with a copy thereof to the regional office of the CPR Institute covering Houston, Texas. The two arbitrators so appointed shall, within five days after the second of them has been appointed, appoint a third arbitrator and such arbitrators shall constitute the arbitrator panel (the “Arbitrator Panel”). If the two arbitrators initially appointed are unable to agree on the third arbitrator within such five-day period, either disputing party may request the regional office of the CPR Institute covering Houston, Texas to designate the third arbitrator. If the regional office of the CPR Institute covering Houston, Texas has not designated an arbitrator within ten Business Days following delivery of a request from either party, either disputing party may request in writing the judge of the United States District Court for the Southern District of Texas senior in term of service to appoint the third arbitrator. If the disputing party receiving the Arbitration Notice fails to appoint an arbitrator as set forth above, the arbitrator appointed by the other Member shall be deemed to constitute the Arbitrator Panel. If any arbitrator so chosen shall die, resign or otherwise fail or becomes unable to serve as an arbitrator, the party that appointed such arbitrator shall appoint a replacement arbitrator within five days after receiving notice of such arbitrator’s death, resignation or inability to serve.
(B)    Each arbitrator shall be qualified by his or her education, experience and training to resolve the disputed matters. None of the arbitrators may be a current or former employee of either disputing party or any Affiliate thereof or otherwise have a stake in the outcome of the Dispute.

    Ex C-1

4.    Conduct of Arbitration.
(A)    Any arbitration hearing shall be held in Houston, Texas. The Arbitrator Panel shall fix a reasonable time and place for the hearing and shall determine the matters submitted to it pursuant to the provisions of this Agreement in a timely manner; provided, however, if the Arbitrator Panel shall fail to conclude the hearing to determine the issue in dispute within six months after the selection of the Arbitrator Panel, then either disputing party shall have the right to require a new Arbitrator Panel to be selected pursuant to this Exhibit C unless such party’s action shall have substantially contributed to the delay.
(B)    Except as expressly provided to the contrary in this Agreement, the Arbitrator Panel shall have the reasonable and necessary power (i) to gather such materials, information, testimony and evidence as it deems relevant to the dispute before it (and each party will provide such materials, information, testimony and evidence reasonably requested by the Arbitrator Panel, except to the extent any information so requested is subject to an attorney-client or other statutory or legally-recognized privilege), (ii) to grant injunctive relief and enforce specific performance, (iii) to issue or cause to be issued subpoenas (including subpoenas directed to third parties) for the attendance of witnesses and for the production of books, records, documents and other evidence, and (iv) to administer oaths. Subpoenas so issued shall be served, and upon application to the court by a party or the Arbitrator Panel, enforced, in the manner provided by Applicable Law for the service and enforcement of subpoenas in a civil action.
(C)    In advance of the arbitration hearing, the disputing parties may conduct discovery in accordance with the Federal Rules of Civil Procedure. Such discovery may include, but is not limited to: (i) the taking of oral and videotaped depositions and depositions on written questions; (ii) serving interrogatories, document requests and requests for admission; and (iii) any other form and/or method of discovery provided for under the Federal Rules of Civil Procedure. The Arbitrator Panel shall, if requested by a party, order the other disputing party to produce other relevant documents, to answer up to twenty-five interrogatories (including subparts), to respond to up to twenty-five requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing all witnesses that such party has listed and up to four other persons within such party’s control. Any additional discovery of a disputing party shall only occur by agreement of the parties or as ordered by the Arbitrator Panel upon a finding of good cause. Any objections and/or responses to such discovery shall be due on or before 15 Business Days after service. The disputing parties shall attempt in good faith to resolve any discovery disputes that may arise. If the disputing parties are unable to resolve any such disputes, the disputing parties may present their objections to the Arbitrator Panel who shall resolve the objections in accordance with the Federal Rules of Civil Procedure. The Arbitrator Panel may, if requested by a party, order that a trade secret or other confidential research, development or commercial information not be revealed or be revealed only in a
    Ex C-2

designated way. All discovery shall be completed at least 15 Business Days prior to the hearing commencement date.
(D)    The disputing parties may also retain, with the consent of the Arbitrator Panel, one or more experts to assist the Arbitrator Panel in resolving the Dispute. The disputing parties may also retain one or more experts for their own account and at their sole respective cost. The disputing parties shall identify and produce a report from any experts who will give testimony and/or evidence at the arbitration hearing at least 60 days prior to the commencement of the hearing. Rebuttal experts shall be named at least 45 days prior to the commencement of the hearing. Any testifying experts identified shall be made available for deposition in advance of any arbitration hearing.
(E)    At least 45 days prior to the commencement of the hearing, the parties shall exchange witness lists containing the names, addresses and phone numbers of the witnesses the party expects to call. Except for good cause, only those individuals who appear on a witness list may be called as a witness.
(F)    The disputing parties shall exchange copies of exhibits and designated deposition testimony at least seven Business Days prior to the commencement of the hearing.
(G)    The Arbitrator Panel shall render a written decision within 15 Business Days of the conclusion of the hearing. The Arbitrator Panel shall have jurisdiction and authority to interpret and apply the provisions of this Agreement only insofar as shall be necessary in the determination of the matter in dispute, but the Arbitrator Panel shall not have jurisdiction or authority to add to or alter in any way the provisions of this Agreement. The Arbitrator Panel’s decision shall govern and shall be final, nonappealable (except to the extent provided in the Federal Arbitration Act) and binding on the disputing parties hereto pursuant to the United States Arbitration Act and the Arbitrator Panel’s written decision may be entered in any court having appropriate jurisdiction. THE ARBITRATOR PANEL AND ANY COURT ENFORCING THE AWARD OF THE ARBITRATOR PANEL SHALL NOT HAVE THE RIGHT OR AUTHORITY TO AWARD CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES TO EITHER DISPUTING PARTY EXCEPT TO THE EXTENT SUCH DAMAGES CONSTITUTE REIMBURSEMENT OF AMOUNTS DUE BY ONE DISPUTING PARTY TO THE OTHER AS A RESULT OF THE FORMER’S INDEMNIFICATION OBLIGATIONS UNDER THE PROVISIONS OF THIS AGREEMENT.
(H)    The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitrator Panel, shall be allocated among the disputing parties in a manner determined by the Arbitrator Panel to be fair and reasonable under the circumstances. Each disputing party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitrator Panel determines that compelling reasons exist for allocating all or a portion of such costs and expenses otherwise.

    Ex C-3